This document has been translated from the Japanese-language original for reference purposes only.  While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original.  Such Japanese-language original shall be the controlling document for all purposes.

This share exchange described in this document involves the securities of a foreign company.  The share exchange is subject to disclosure requirements of Japan that are different from those of the United States.  Financial Statements included in this document have been prepared in accordance with generally accepted Japanese accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

Securities Code: 8718
April 13, 2015

To Our Shareholders

Ryosaku Minato, President and CEO JPN Holdings Co., Ltd. 60-3, Higashi-Ikebukuro 2-chome, Toshima-ku, Tokyo

Convocation Notice of the Sixth Ordinary General Meeting of Shareholders

JPN Holdings Co., Ltd. (the “Company”) requests your attendance at the sixth ordinary general meeting of shareholders.  The meeting will be held as described below.

If you are unable to attend the meeting, you may exercise your voting rights in writing.  Please review the Reference Documents for the Ordinary General Meeting of Shareholders below, and exercise your voting rights by indicating your approval or disapproval of each proposal on the enclosed Voting Rights Exercise Form, which must be received by 5:45 p.m. of April 27, 2015 (Monday).

1.	Date and Time:	April 28, 2015 (Tuesday), 10:00 a.m.
2.	Venue:	Owl Spot Meeting Room B, Rise Arena Building 3F 5-2, Higashi Ikebukuro 4-chome, Toshima-ku, Tokyo
3.	Meeting Agenda:
Matters to be reported:	1.
The business report, consolidated financial statements, and reports on the results of the audits by the accounting auditor and the board of statutory auditors with respect to the consolidated financial statements for the sixth term (from February 1, 2014 to January 31, 2015)

2.	Report on non-consolidated financial statements for the sixth term (from February 1, 2014 to January 31, 2015)

Matters to be resolved:
Proposal No. 1:	Approval of the share exchange agreement between the Company and Credit Saison Co., Ltd.
Proposal No. 2:	Election of six directors
Proposal No. 3:	Election of one substitute statutory auditor
4.	Other Matters Relating to the Convocation of the General Meeting of Shareholders:
Please note that if there is no indication of your approval or disapproval for any proposal in the Voting Rights Exercise Form, we will deem as approval for such proposal.
◎
When attending the meeting in person, please submit the enclosed Voting Rights Exercise Form to the receptionist at the place of the meeting.  Please bring this convocation notice to save material resources.

◎	The Company will post any amendments to the attachments to this convocation notice or the Reference Documents for the Ordinary General Meeting of Shareholders on its website (http://www.jpn-gr.co.jp).

(Attachment)

BUSINESS REPORT
(From February 1, 2014 through January 31, 2015)

1.	Current Status of the Group

(1)	Business Progress and Results

In the consolidated fiscal year (from February 1, 2014 through January 31, 2015), the Japanese economy has been slowly recovering with improved corporate earnings and capital investments, which are contributed by factors such as the impact of economic measures and monetary policies.  However, the environment surrounding consumer spending has been sluggish on the back of a price hike as a result of boosted import prices by the weaker yen and consumers’ budget-minded attitudes after the consumption tax increase.  Accordingly, the economy outlook remains unclear.

Under these circumstances, the Group’s earnings for the consolidated fiscal year under review improved due to an increase in the value of new contracts in the loan purchasing business and the research business of the servicing business, and the government agency business.  However, the contract-based servicing business, private dispatching business and telemarketing business of the servicing business experienced a decline in revenue because some customers started to handle credit management internally and the quality of nonbanks’ receivables improved.  In the childcare business, revenue also declined as a result of the transfer of an unprofitable nursery.  As a result, sales of the entire Group were 6,342 million yen (a decrease of 4.3% from the previous fiscal year).

The operating expenses totaled 6,203 million yen (a decrease of 8.1% from the previous fiscal year) due to the transfer of an unprofitable nursery, in addition to the effect of our cost reduction efforts primarily on labor cost and system maintenance cost, which are currently underway.

As a result of the above, operating income for the consolidated fiscal year under review was 138 million yen (compared to 122 million yen operating loss in the previous fiscal year), and ordinary income was 157 million yen (compared to 79 million yen ordinary loss recorded in the previous fiscal year).  Net loss amounted to 171 million yen (compared to 152 million yen net loss recorded in the previous fiscal) because the Company reported an extraordinary loss of 225 million yen as expenses for improving its business structure in order to promote drastic organizational restructuring, such as the reorganization of its business centers and the reconstruction of its systems to enhance the Company’s competitiveness with the aim of sustained growth in the future.

The business results for each business segment are as follows:

(i)	Servicing Business

The servicing business consists of the loan purchasing business, contract-based servicing business and research business.

With respect to the loan purchasing business, the bulk sale conducted by regional financial institutions, as well as credit card companies and other nonbanks, still remains increasingly competitive and the contract price for loan purchasing keeps escalating.  In the small amount unsecured loan market, credit card shopping shows an upward trend with the expansion of credit card usable areas and the improved convenience.  The number of servicing contracts from customers, however, continuously decreased as the cashing market of nonbanks has not fully recovered, the quality of the customers’ receivables improved due to factors such as the regulations on the total amount of personal loans from nonbanks, and the customers are strengthening their capabilities to manage and collect receivables internally.

Under these circumstances, in the consolidated fiscal year under review, the Company actively purchased new receivables, looking ahead to the expansion from the next fiscal year onwards, resulting in the balance of receivables purchased at the end of the consolidated fiscal year amounted to 548 million yen (an increase of 22.6% from the previous fiscal year).  However, the contract-based servicing business faced a decline in revenue due to factors such as, among other things, that the quality of the customers’ receivables improved and the customers strengthened their capabilities to manage and collect receivables internally.

As a result, sales of the entire servicing business for the consolidated fiscal year under review amounted to 2,790 million yen (a decrease of 0.6% from the previous fiscal year).  In the servicing business, operating loss was 26 million yen (compared to operating loss of 83 million yen recorded in the previous fiscal year) as a result of a decline in revenue due to a decrease in the number of contracts from customers coupled with allowances for doubtful accounts having been reported.

(ii)	Outsourcing Business

The outsourcing business consists of the temporary staffing business and the telemarketing business.

The environment surrounding the human resources business has been slowly recovering from the financial crisis in 2008, and employment indexes related to human resources supply and demand, such as jobs-to-applicants ratio and the total unemployment ratio, have been improving.  However, in the environment surrounding the temporary staffing business, since the companies seeking temporary staff are actively recruiting full-time employees and attract excellent human resources, although the temporary staffing market is continuously expanding, the competition to secure human resources is intensifying.

The market for the business with government ministries and agencies keeps growing with the increase of their outsourcing to public businesses of services, such as counter services of civic affairs sections, etc. of municipal offices, in addition to conventional outsourcing of telephony services, including services to encourage tax payment.

Under these conditions, in the consolidated fiscal year under review, the government agency business increased revenue due to the increased number of clients as a result of the Company having enhanced its efforts to enter a new business domain on the sidelines with the proposal of outsourcing the payment encouragement business, which is the Company’s strength.  On the other hand, the temporary staffing business for the private sector faced a decline in revenue, which was primarily affected by the rising trend of employing full-time staff on its own to avoid the arrival of the day of conflict and intensifying competition to acquire excellent human resources even though the number of orders for temporary staffing and recruitment services placed by clients steadily grew.

The telemarketing business also faced a decline in revenue as some of the clients switched to handle telemarketing internally as others did in the previous fiscal year and also the quality of the clients’ improved as a result of the clients’ continued efforts to enhance their receivables management.  In addition, the Company worked to control operating expenses by streamlining operations through thorough cost control.

As a result, in the outsourcing business for the consolidated fiscal year, sales were 3,142 million yen (a decrease of 3.6% from the previous fiscal year) and operating income was 135 million yen (an increase of 2.1% from the previous fiscal year).

(iii)	Childcare Business

With respect to the childcare business, there are still a great number of children on a waiting list of nursery schools mainly in urban areas and the demand for childcare service still remains robust.  Given that, the government holds up a policy to aim for the elimination of “childcare waiting lists” as the Plan to Accelerate the Elimination of Childcare Waiting Lists.  Accordingly, development of a childcare support system is one of the most important policy challenges.

Under these circumstances, the Company has been transforming its business from the operation of unlicensed or uncertified nursery school facilities to the operation of licensed or certified nursery school facilities.  In the consolidated fiscal year under review, with the cooperation of local governments, the Company started the operation of three small-sized nursery centers in Tokyo in April 2014 (resulting in the Company operating five small-sized nursery centers in total), and made two uncertified nursery facilities into Kawasaki-certified nursery schools by obtaining certification from the Kawasaki municipality.  In addition, another uncertified nursery school was certified as Kawasaki-certified nursery school in April 2015.  As a result, all of our eight nursery facilities are licensed or certified nursery schools, and the Company is now ready to provide nursery services better suited for each community.

In the consolidated fiscal year under review, the childcare business posted sales of 409 million yen (a decrease of 26.9% from the previous fiscal year) and operating loss of 30 million yen (compared to operating loss of 69 million yen recorded in the previous fiscal year).

Results by Business Segment		(Unit: Millions of yen)
Business divisions	Sales	Percentage (%)
Contract-based servicing business	1,920	30.3
Loan purchasing business	462	7.3
Research business	407	6.4
Servicing business	2,790	44.0
Outsourcing business	3,142	49.5
Childcare business	409	6.5
Total	6,342	100.0

(2)	Capital Investment

In the consolidated fiscal year under review, the Company made capital investments of 485 million yen in total, including 181 million yen in tangible fixed assets and 143 million yen in intangible fixed assets.

(3)	Financing

Not applicable.

(4)	Issues to be Addressed

Nonbank, the major customer of the Group, is under pressure to review their earnings structure and streamline their business due to the influence of various laws and regulations, including the revision of the Money Lending Business Act.  Such influences also have repercussions on the Group.

The non-performing loan liquidation market has continued to be stagnant and has a trend toward shrinking due to factors such as rapid changes of economic environment.  The outsourcing business, including the human resources business, also faces rapidly changing corporate needs in various ways.  Thus, the business environment surrounding the Group is on the turning point.

We will aim for sustainable growth of the entire Group by accurately understanding the changing business environment and corporate needs, creating and offering services of high value and maintaining solid profit growth and financial soundness that are less susceptible to the environment.

The Group will work to implement the following measures, among other things, in each business.

In the servicing business, as it has been facing a continuous decrease in the number of servicing contracts from existing customers because the quality of their receivables improved, we will continue to review the profit structure of call centers by reorganizing call centers, reviewing the existing debt collection system and restructuring and reallocating appropriate resources.  In addition, we will aim to increase sales by making comprehensive proposals of the loan purchasing business, contract-based servicing business and research business, establishing sales structure to realize such proposal and expanding domains to cover.

In the outsourcing business, in order to establish a pillar of the outsourcing business for municipalities which will be subsequent to the payment coordination business, we are working towards establishing the basis of new business domains such as joint businesses with counter services of civic affairs sections and housing management services, and counter services of passport centers, etc.  We will continue to strive to expand domains by cultivating public business (for local governments) going forward.  At the same time, we will strengthen our efforts to expand the domain of our human resources business for private enterprises and improve our sales capabilities by allying with more companies so that we can evolve into a “human resources solution company.”

As to the childcare business, the childcare industry faces an evident problem of lacking nursery schools with no sign of a decline in the number of children on waiting list for nursery schools.  In light of this, the government announced the Plan to Accelerate the Elimination of Childcare Waiting Lists in efforts to eliminate the “number of children on waiting lists,” and it is expected that the market size relating to childcare will continue to grow in the future.

Under such circumstances, the Group has adopted a policy to operate “secure” “safe” and “clean” nursery schools and shifted to the childcare business centered on licensed or certified nursery schools from that on unlicensed or uncertified nursery schools.  In order to maintain and expand our business, it is essential to recruit licensed child care workers and foster quality childcare practicing staff.  To that end, we will strengthen our recruiting network and develop our skill-up training system.

Please note that we will propose implementing a share exchange with Credit Saison Co., Ltd. at the general shareholders meeting.  If the proposal is approved, we will be a wholly-owned subsidiary of Credit Saison Co., Ltd. on June 1, 2015.

We will aim to enhance our corporate value through various efforts, including proactively and boldly carrying out organizational restructuring, working to improve management from the perspective of optimization for the whole Group to flexibly respond to the changing management environment, and reorganizing operating subsidiaries, and implementing optimum allocation of management resources.

Your continued support and business will be greatly appreciated.

(5)	Status of Assets and Profit & Loss

(Unit: Millions of yen)
Category	(3rd Term) Fiscal year ended January 31, 2012	(4th Term) Fiscal year ended January 31, 2013	(5th Term) Fiscal year ended January 31, 2014	(6th Term) Fiscal year ended January 31, 2015
Net sales	7,141	7,099	6,629	6,342
Ordinary profit (loss)	184	143	(79)	157
Net income (loss)	67	5	(152)	(171)
Net income (loss) per share	13.72 yen	1.15 yen	(30.92) yen	(34.76) yen
Total assets	5,692	5,537	5,336	5,177
Equity	4,649	4,630	4,453	4,281
Equity per share	941.93 yen	938.08 yen	902.16 yen	867.40 yen

(6)	Significant Parent Company and Subsidiaries

(i)	Relationship with parent company

Credit Saison Co., Ltd. is our parent company owning 71.41% of the voting rights of the Company as of January 31, 2015.  The Company leases information systems, equipment and other items from the parent company.

Name of company	Category	Voting rights held by the parent company (%)	Security exchange, etc. on which shares of the parent company is listed
Credit Saison Co., Ltd.	Parent company	71.41	First Section, The Tokyo Stock Exchange

(ii)	Significant subsidiaries

Name of company	Paid in capital (millions of yen)	Voting rights ratio (%)	Principal business
JPN Collection Service Co., Ltd.	1,053	100	Credit management and collection business
Humanplus Co., Ltd.	82	100	Temporary staffing business
Kinder Nursery Co., Ltd.	50	100	Childcare business

(7)	Principal Areas of Business

The principal businesses of the Company are as follows:

Business divisions		Principal businesses
Contract-based servicing business	•	Receivables management and collection; money collection etc. agency
Loan purchasing business	•	Management and collection of the Company’s receivables
Research business	•	On-site investigation and other services in connection with receivables management and collection
Servicing business
Outsourcing business	•	Temporary staffing business • Telemarketing business
Childcare business	•	Childcare business and operation of culture centers

(8)	Principal Places of Business

Head office: Toshima-ku, Tokyo

(9)	Employee Information of the Group (as of January 31, 2015)

Category	Number of employees (persons)	Increase/decrease compared to the end of the previous fiscal year (persons)	Average age (years old)
Male	76	(20)	43.0
Female	48	(40)	38.0
Total or average	124	(60)	41.1
(Note)	1.	In addition to the above, the Company employs 525 temporary employees.
	2.	The main reason for the decrease of employees is the closure, transfer or other disposition of operating facilities in the childcare business.

(10)	Principal Lenders

Not applicable.

2.	Matters with respect to the Company’s Shares (as of January 31, 2015)

(1)	Total Number of Shares Authorized to be Issued

16,000,000 shares

(2)	Total Number of Issued and Outstanding Shares

4,936,336 shares

(3)	Number of Shareholders

1,202 persons

(4)	Major Shareholders

Name of Shareholder	Number of Shares Held (shares)	Ownership (%)
Credit Saison Co., Ltd.	3,524,800	71.40
Eruza Co., Ltd.	142,000	2.87
Japan Trustee Service Bank, Ltd. (Trust Account)	115,600	2.34
Hirotsugu Tojo	75,200	1.52
Fumio Ikeda	35,000	0.70
Daiwa Securities Co. Ltd.	31,800	0.64
SBI Securities Co., Ltd.	29,900	0.60
JPN Employee Shareholding Association	27,600	0.55
Naoki Yoshikawa	23,800	0.48
Matsui Securities Co., Ltd.	20,800	0.42

(5)	Other Material Matters with respect to the Company’s Shares

Not applicable.

3.	Matters with Respect to the Company’s Directors and Statutory Auditors

(1)	Current Directors and Statutory Auditors (as of January 31, 2005)

Title	Name	Responsibilities and important concurrent occupations or positions at other organizations
President and CEO	Ryosaku Minato
Senior Managing Director	Yukio Watanabe	Responsible for Operation Management Department and Business Management Department (concurrent)
Director	Toshiyasu Suganuma	President and CEO of Kinder Nursery Co., Ltd.
Director	Nobuo Miyatake	President and CEO of JPN Collection Service Co., Ltd.
Director	Masahiro Senba	President and CEO of Humanplus Co., Ltd.
Director	Kazuyuki Takami
Standing statutory auditor	Isamu Mori	Statutory auditor of JPN Collection Service Co., Ltd.; Statutory auditor of Humanplus Co., Ltd.; Statutory auditor of Kinder Nursery Co., Ltd.
Statutory auditor	Tadashi Urabe	Attorney-at-law; Outside statutory auditor of JPN Collection Service Co., Ltd.; Outside statutory auditor of Ebara Corporation
Statutory auditor	Masaru Sakurai	Outside statutory auditor of JPN Collection Service Co., Ltd.; Outside statutory auditor of Credit Saison Co., Ltd. Outside statutory auditor of Concert Inc.
(Note)	1.	Messrs. Tadashi Urabe and Masaru Sakurai are outside statutory auditors as defined in Article 2, item (xvi) of the Companies Act.
	2.	Statutory Auditor Masaru Sakurai has been notified as an independent officer as stipulated by the regulations of the Tokyo Stock Exchange, Inc.
	3.	Appoint and retirement during the fiscal year ended January 31, 2015
•
Mr. Ryosaku Minato was newly appointed as a director at the fifth ordinary general meeting of shareholders held on April 25, 2014, and assumed the post.  Mr. Ryosaku Minato assumed the post of the president and CEO and Mr. Yukio Watanabe assumed the post of senior managing director at the meeting of board of directors held on the same day.

• Messrs. Terutaka Hasuda and Keiichi Iwasaki retired as directors due to the expiration of their term as of the closing of the fifth ordinary general meeting of shareholders held on April 25, 2014.

(2)	Amount of Remuneration for Directors and Statutory Auditors

Position	Number of recipients	Total amount of remuneration (yen)
Directors (of whom outside directors)	4(0)	37 million ( – million)
Statutory auditors (of whom outside statutory auditors)	3(2)	12 million (3 million)
Total (of whom outside officers)	7(2)	50 million (3 million)

(3)	Matters with Respect to Outside Directors and Outside Statutory Auditors

(i)	Relationship between the organization where the concurrent position is held and the Company

Position	Name	Organization where concurrent position is held	Concurrent position	Relationship with the company where concurrent position is held
Statutory auditor	Tadashi Urabe	JPN Collection Service Co., Ltd.	Outside statutory auditor	JPN Collection Service is a consolidated subsidiary of the Company.
		Ebara Corporation	Outside statutory auditor	The Company has no special relationship with Ebara Corporation.
Statutory auditor	Masaru Sakurai	JPN Collection Service Co., Ltd.	Outside statutory auditor	JPN Collection Service is a consolidated subsidiary of the Company.
		Credit Saison Co., Ltd.	Outside statutory auditor	Credit Saison is the parent company owning 71.41% shares of the Company. The Company leases information systems, equipment and other items from Credit Saison.
		Concert Inc.	Outside statutory auditor	The Company has no special relationship with Concert.

(ii)	Principal activities of outside directors and outside statutory auditors (status of attendance at the meetings of the Board of Directors/Statutory Auditors) during the fiscal year

Position	Name	Meeting of board of directors (19 meeting)		Meeting of board of statutory auditors (15 meetings)
		Number of attendance	Attendance rate	Number of attendance	Attendance rate
Statutory Auditor	Tadashi Urabe	18	95%	15	100%
Statutory Auditor	Masaru Sakurai	19	100%	15	100%

•	Mr. Tadashi Urabe, statutory auditor

He attended meetings of the board of directors and meetings of the board of statutory auditors during his term of office in the fiscal year ended January 31, 2015, providing advice and making proposals with respect to the matters that the Company faced, including risk management and internal control issues, from an expert viewpoint based on his long years of experience in the legal circle.

•	Mr. Masaru Sakurai, statutory auditor

He attended meetings of the board of directors and meetings of the board of statutory auditors during his term of office in the fiscal year ended January 31, 2015, expressing his opinions based on his extensive governmental experience and knowledge and providing advice and making proposals to ensure reasonableness and appropriateness of decision making of each proposal.

(iii)	Outline of the terms and conditions of limited liability agreement

The Company has entered into an agreement with each of Mr. Tadashi Urabe and Mr. Masaru Sakurai that limits his damage compensation liability set forth in Article 423, paragraph (1) of the Companies Act.  The maximum amount of the damage compensation liability under the limited liability agreement is an amount provided for in Article 425, paragraph (1), item (iii)(c) of the Companies Act.

(iv)
Total amount of remuneration and other amounts received by outside directors and outside statutory auditors from the parent company of the Company or a subsidiary of the parent company of the Company for their service as outside director or outside statutory auditor for the fiscal year ended January 31, 2015

14 million yen to one person

4.	Accounting Auditor

(1)	Name of Accounting Auditor

Deloitte Touche Tohmatsu LLC

(2)	Amount of Service Fees

Amount paid (yen)
(i)	Fee for services provided for under Article 2, paragraph (1) of the Certified Public Accountants Act	19 million
(ii)	Total amount of money and other financial gain that is required to be paid by the Company and its subsidiaries	29 million
(Note)
The audit service contract between the Company and the accounting auditor does not, and is in effect unable to, distinguish the fee for audit under the Companies Act and that under the Financial Instruments and Exchange Act.  Thus, the amounts shown in (i) above represent the total of those without such distinction.

(3)	Policy on the decision to dismiss or not to reappoint accounting auditors

If the board of directors determines that the accounting auditor needs to be dismissed or not be reappointed, it will submit a proposal for the dismissal or non-reappointment of that accounting auditor to the general shareholders meeting upon obtaining the consent of the board of statutory auditors or at the request of the board of statutory auditors.

If the board of statutory auditors determines that the accounting auditor falls under each item of Article 340, paragraph (1) of the Companies Act, it will dismiss the accounting auditor upon unanimous agreement of the statutory auditors.

In this case, a statutory auditor appointed by the board of statutory auditors will report the fact that the accounting auditor has been dismissed and give the reason for the dismissal at the first general shareholders meeting convened after the dismissal.

5.	System to Ensure Appropriateness of Operations

The Company resolved, at the meeting of the board of directors held on February 2, 2009, the Basic Policy on the Establishment of Internal Control System as follows.  The Company will ensure the appropriateness of operations in accordance with this basic policy.

A.	Basic Policy on Internal Control System

(1)	System to ensure that the execution of duties by directors complies with laws and regulations and the articles of incorporation (Article 362, paragraph (4), item (vi) of the Companies Act)

The Company and the JPN Group will make efforts to formulate an effective internal control system and establish a system for the Company as a whole to comply with laws and regulations and the articles of incorporation with a view to ensure the execution of duties are, as a whole, appropriate and sound and to further enhance corporate governance by the board of directors.

The board of statutory auditors will audit the effectiveness and functions of the internal control system and make efforts for the early detection and correction of a problem.

(2)	System to maintain and manage information relating to the execution of duties by directors (Article 100, paragraph (1), item (i) of the Ordinance for Enforcement of the Companies Act)

(i)
The Company will record any information relating to the execution of duties by directors (e.g. minutes of meetings of the board of directors, minutes of management meetings, requests for approval and written approval) in writing and maintain and manage such information in accordance with its Document Management Rules and other internal rules.

(ii)	Directors and statutory auditors may inspect the information set forth in (i) above at any time.

(3)	Rules and other systems with respect to the management of risk of loss (Article 100, paragraph (1), item (ii) of the Ordinance for Enforcement of the Companies Act)

(i)
To establish the risk management process, the Company will develop organizations, systems, rules and other frameworks that allow the Company to prevent risks and respond to the occurrence of risks promptly and accurately in anticipation of risks surrounding the Company and the JPN Group.

(ii)
If the Company recognizes any new risk arisen or foresees any material risk arising, the board of directors will promptly appoint a director who is responsible to handle and make necessary measures against such risk.

(iii)
The Company will establish the Audit Office as an internal control division directly reporting to the president and CEO and have the Audit Office conduct internal audit on the Company and the JPN Group for the purpose of verifying their compliance with laws and regulations, internal rules and other regulations as well as appropriateness and effectiveness of the control.

(4)	System to ensure the efficiency of the execution of duties by directors (Article 100, paragraph (1), item (iii) of the Ordinance for Enforcement of the Companies Act)

(i)	The board of directors will conduct management in accordance with the Regulations of the Board of Directors to ensure the efficiency of the execution of duties by directors.

(ii)
The Company will establish the Rules of Organization which prescribes basic matters concerning the management organization, and the Regulations on Division of Roles and Responsibilities and the Regulations on Decision-Making Authority which clarify the responsibilities of each director and the procedures for the execution of duties (approval, and system of direction).  The Company will also make efforts to manage operations systematically and effectively.

(5)
System to ensure that the execution of duties by employees complies with laws and regulations and the articles of incorporation (Article 100, paragraph (1), item (iv) of the Ordinance for Enforcement of the Companies Act)

(i)
The Company will distribute a Compliance Handbook to each employee to ensure that the execution of duties by employees complies with laws and regulations, the articles of incorporation and other internal rules, and will work to familiarize employees with the rules and regulations and compliance systems through periodic internal training led by the Business Management Department.

(ii)
The Compliance Consultation Desk will be the contact point for reporting in the event of discovery of a violation of a law or regulation, the articles of incorporation or any other internal rules and the contact point to which inquiries are directed.  The Business Management Department will put together all reports and inquiries received, make reports to the board of directors and the board of statutory auditors, and work for early resolution of the violation.

(iii)
To prevent the Company from suffering damage by antisocial forces that threaten social order and safety, the Company will clarify in its code of conduct that it will not yield to antisocial forces and challenge them with justice, and familiarize employees with the code of conduct so they comply with it.  The Company will also join the Special Violence Prevention Measures Association (Tokubouren) and work with the police and other related agencies.  In the event of unreasonable demands being made by antisocial forces, the Business Management Department will respond in a resolute attitude.

(6)
System to ensure the appropriateness of the business of the Company and the group consisting of its parent company and the subsidiaries (Article 100, paragraph (1), item (v) of the Ordinance for Enforcement of the Companies Act)

(i)	The Company and the JPN Group will make efforts to enhance their internal audit by working together with their parent company in order to have common understanding of compliance.

(ii)
To prevent inappropriate transactions between the Company and the JPN Group on one side, and the parent company on the other side, that are adverse to the interests of the Company, the Company will fully exchange information with the parent company’s and the JPN Group’s audit division or the divisions in charge of affiliates.

(iii)
To ensure the appropriateness of the business of each JPN Group company, the board of directors will receive periodic reports of the details of the business and discuss and make decisions on important matters while respecting managerial autonomy of each JPN Group company.

(iv)
The statutory auditors and the Audit Office will audit the JPN Group’s control system regularly and irregularly, and report the audit results to the board of directors of the Company and the board of directors of each JPN Group company. The board of directors of the Company and the board of directors of each JPN Group company will review the group control system and make efforts to understand and improve the problems.

(7)	System relating to assistants requested by statutory auditors to assist their duties (Article 100, paragraph (3), item (i) of the Ordinance for Enforcement of the Companies Act)

(i)	If statutory auditors request to assign an employee who assists the statutory auditor, such employee will perform the duty in the Audit Office.

(ii)	In addition to the above, an assistant will be separately determined upon consultation between the president and CEO, and the board of statutory auditors as necessary.

(8)	System for independence of statutory auditor assistants from directors (Article 100, paragraph (3), item (ii) of the Ordinance for Enforcement of the Companies Act)

The prior consent of the board of statutory auditors will be required for personal transfer, personal evaluation and disciplinary action relating to the employees to assist statutory auditors.

(9)
System for reports by directors and employees to statutory auditors and other reports to statutory auditors (Article 100, paragraph (3), item (iii) of the Ordinance for Enforcement of the Companies Act)

Directors and employees will report to the board of statutory auditors any material matter that is likely to cause substantial damage to the Company or any material matter that violates, or is likely to violate, laws and regulations or the articles of incorporation without delay if they come to know such matter in the course of executing their duties.

(10)	Other systems to ensure that audits by statutory auditors are conducted effectively (Article 100, paragraph (3), item (iv) of the Ordinance for Enforcement of the Companies Act)

(i)
Statutory auditors may attend important meetings such as meetings of the board of directors and management meetings and inspect related materials under internal rules, and may directly request reports from the president and CEO, accounting auditor, internal audit division and other employees.

(ii)	The board of statutory auditors will hold a meeting with the president and CEO and the accounting auditor periodically or as necessary to exchange opinions.

(iii)	The board of statutory auditors will seek the opinions of experts such as attorneys and tax accountants and receive advice on audits.

(iv)	The board of statutory auditors and the Audit Office will work with each other to closely share information.

B.	System to Ensure Reliability of Financial Reports

The Audit Office will, under the direction of representative directors, maintain and promote a system to comply with the Financial Instruments and Exchange Act and other related laws and regulations and ensure the appropriateness of financial reports for the purpose of securing reliability of financial reports of the Company and the JPN Group.

C.	System to Eliminate Antisocial Influences

The Company and the JPN Group will not have any relationship whatsoever, including business relationships, with antisocial social forces.  In the event that unreasonable demands are made by antisocial forces, the Company and the JPN Group will systematically respond in a resolute attitude.

6.	Policy Concerning Decisions on Dividends from Surplus

Basic Policy on Dividends

The basic policy of the Company is to both secure internal reserves necessary for its future business expansion and enhancement of management strength and continue to pay dividends steadily according to its business performance.  The Company understands that returning profits to shareholders is one of the important managerial issues.

However, the board of directors regretfully resolved at its meeting held on March 31, 2015 that no dividend will be paid for the fiscal year ended January 31, 2015 since the financial results for the fiscal year ended January 31, 2015 have significantly deteriorated due to extraordinary loss posted as a result of the Company implementing organizational business restructuring.

We sincerely apologize for any inconvenience caused and would like to ask for your understanding.

(Note) Amounts in this business report have been rounded down to the nearest million yen.

Consolidated Balance Sheet
(As of January 31, 2015)
(Unit: Millions of yen)
ASSETS		LIABILITIES
Account item	Amount	Account item	Amount
Current Assets	4,691	Current Liabilities	864
Cash and bank deposits	3,566	Accounts payable	339
Accounts receivable	726	Accrued expenses	95
Purchased receivables	548	Income taxes payable	58
Prepaid expenses	52	Consumption tax payable	138
Accounts receivables-other	15	Advance received	20
Other current assets	62	Deposits received	117
Allowance for doubtful accounts	(280)	Allowance for bonuses	84
Fixed Assets	485	Allowance for business structure improvement	10
Property, plant and equipment	181	Other current liabilities	0
Buildings	102	Non-current Liabilities	30
Tools, appliances and fixtures	78	Long-term debt	9
Intangible fixed assets	143	Asset retirement obligation	11
Software	127	Other non-current liabilities	9
Telephone subscription right	14	TOTAL LIABILITIES	895
Other intangible fixed assets	2	NET ASSETS
Investment and others	160	Shareholders’ equity	4,281
Investments in securities	5	Common stock	1,000
Guarantee deposits	144	Capital surplus	509
Others	11	Retained earnings	2,771
Allowance for doubtful accounts	(1)	TOTAL NET ASSETS	4,281
TOTAL ASSETS	5,177	TOTAL LIABILITIES AND NET ASSETS	5,177
(Note)	Amounts less than one million yen have been rounded off.

Consolidated Statements of Income
(From February 1, 2014 to January 31, 2015)
(Unit: Millions of yen)
Account item	Amount
Net sales		6,342
Cost of sales		5,312
Gross profit		1,029
Selling, general, and administrative expenses		891
Operating income		138
Other income
Interest income	1
Amortization of negative goodwill	8
Subsidy income	37
Grant-in-aid income	1
Gain on bad debts recovered	1
Gain on transfer of business	7
Others	1	58
Other expenses
Loss on reduction of fixed assets	37
Center transfer expenses	1
Others	2	40
Ordinary income		157
Extraordinary income
Gain on sale of fixed assets	4	4
Extraordinary expenses
Loss on retirement of fixed assets	4
Impairment loss	38
Business structure improvement expenses	225	268
Loss before income taxes		(106)
Corporate, inhabitant and enterprise taxes	82
Income taxes deferred	(16)	65
Loss before minority interests		(171)
Net loss		(171)
(Note)	Amounts less than one million yen have been rounded off.

Consolidated Statement of Changes in Net Assets
(From February 1, 2014 to January 31, 2015)
(Unit: Millions of yen)
	Shareholders’ equity
	Common stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity	Total net assets
Balance at beginning of current period	1,000	509	2,943	−	4,453	4,453
Changes during the term
Net loss	−	−	(171)	−	(171)	(171)
Acquisition of treasury stock	−	−	−	(0)	(0)	(0)
Cancellation of treasury stock	−	(0)	−	0	−	−
Total changes during the term	−	(0)	(171)	−	(171)	(171)
Balance at end of current period	1,000	509	2,771	−	4,281	4,281
(Note)	Amounts less than one million yen have been rounded off.

Notes to Consolidated Financial Statements

1.	Notes to significant items relating to the basis of presentation of the consolidated financial statements
(1)	Scope of consolidation
All of the subsidiaries are consolidated.
(i)	Number of consolidated subsidiaries	3
(ii)	Names of consolidated subsidiaries	JPN COLLECTION SERVICE CO., LTD. HUMANPLUS CO., LTD. KINDER NURSERY Co., Ltd.

(2)	Application of the equity method
Not applicable because there were no non-consolidated subsidiaries or affiliated companies to which the equity method was applied.

(3)	Fiscal years of consolidated subsidiaries
The closing dates of the consolidated subsidiaries are the same as the consolidated closing date.

(4)	Accounting standards
(i)	Valuation standards and method for material assets
Valuation standards and method for securities
Other securities
Without market values:	Stated at cost, using the moving average method

(ii)	Method of depreciation of material fixed assets
1)	Tangible fixed assets	The declining balance method is used. However, the straight line method is used for buildings (excluding buildings and accompanying facilities).
2)	Intangible fixed assets	The straight line method is used. Software for internal use is depreciated by the straight line method based on the length of time it can be used within the Company (less than five years).

(iii)	Accounting standards for allowances
1)	Allowance for doubtful accounts
To provide for losses from doubtful loan receivables, the amount expected to be irrecoverable is set aside based on the default rate for general loan receivables, and by individually considering the recoverability of loans for specific loan receivables at risk of default.

2)	Allowance for bonuses	To provide for the payment of bonuses to employees, an amount is set aside based on the amount expected to be paid in the fiscal year under review.
3)	Allowance for business structure improvement	To provide for expected costs and losses stemming from the organizational restructuring at the Company, an appropriate amount is set aside.

(iv)	Accounting for consumption taxes	National and local consumption taxes are calculated using the net of tax method.

(5)	Amortization of good will and negative goodwill
Goodwill and negative goodwill are amortized uniformly over a 20-year period based on an estimate of their effective duration.

However, goodwill and negative goodwill items in small amounts are written off in full in the fiscal year in which they accrued.

2.	Notes to changes in presentation methods
Accrued consumption tax
Previously, “accrued consumption tax” was included within “other current liabilities” on the Consolidated Balance Sheet (amount in the previous fiscal year: 21 million yen), but from the fiscal year under review, it is included within “accrued consumption tax” under current liabilities (amount in the fiscal year under review: 138 million yen) due to its increased materiality.

3.	Notes to changes in accounting estimates
As part of its organizational restructuring, the Group decided to replace the system that was used in its servicing business.  In accordance with the timeline for the system replacement, the useful life of fixed assets was reduced, and the fixed assets are depreciated according to the remaining life.
In relation to the decisions on the closing of Sapporo Business Center and other matters, the useful life of fixed assets that would be unnecessary was changed to the period to the scheduled date for closing, and the fixed assets are depreciated according to the remaining life.  In relation to the closing, with respect to the asset retirement obligations, for which an appropriate amount was set aside to allow for the restoration duty under the lease contract for the relevant real property, an estimated period before occurrence of costs was reduced.
Due to the changes above, the operating income and ordinary income for the consolidated fiscal year under review were reduced by 22 million yen, respectively, and the loss before income taxes was increased by 22 million yen.

4.	Notes to the Consolidated Balance Sheet
Accumulated depreciation of tangible fixed assets	1,158 million yen

5.	Notes to the Consolidated Statements of Income
(1)	Impairment loss
In principle, the Group identifies asset groups based on the management accounting classification (by company or business), of which the Group keeps track of income and expense, regularly.  However, the asset groups, such as a nursery school, whose operating income and loss can be kept track of separately, are identified independently, such as on a nursery school basis.
In the consolidated fiscal year under review, the Group reported the impairment loss for the asset groups set forth below:

Usage	Type	Location	Impairment loss (millions of yen)	Relevant account item of the Consolidated Statements of Income
Claims collection-related core systems and others	Software, tools, appliances and fixtures, and others	Toshima-ku, Tokyo and others	141	Business structure improvement expenses
Investment in the migration of the purchased receivables system	Software in progress	Toshima-ku, Tokyo and others	74	Business structure improvement expenses
Assets relating to the auto loan business	Goodwill and others	Sapporo, Hokkaido and others	17	Impairment loss
Nursery schools	Buildings and others	Yokohama, Kanagawa	20	Impairment loss

With respect to the claims collection-related core systems and others and the investment in the migration of the purchased receivables system, since the Group decided, as part of its organizational restructuring, to replace the system, which was used in its servicing business, and the system is expected to be sold well ahead of the initial timeline, the book value was reduced to a recoverable amount. The recoverable amount was measured based on the value in use, which was calculated by discounting the future cash flows at a discount rate of 6.1%.
With respect to the assets relating to the auto loan business, the book value was reduced to a recoverable amount due to its decreased profitability. The recoverable amount was measured based on the value in use, which was valued with the recoverable amount being zero since the estimated future cash flows are negative.
With respect to the nursery schools, the book value was reduced to a recoverable amount since the Group decided to sell them during the fiscal year under review. The recoverable amount was measured based on the net selling price, which was calculated based on the expected selling price.

(2)	Loss on business structure improvement
The loss was incurred in connection with the organizational restructuring.  The breakdown is presented below:

(i)	Impairment loss	215 million yen
(ii)	Extra retirement payments	8 million yen
(iii)	Business center closing expenses	2 million yen

6.	Notes to the Consolidated Statement of Changes in Net Assets
(1)	Total number of outstanding shares at the end of the fiscal year under review
Common stock	4,936,336 shares

(2)	Cash dividends paid
(i)	Amount of dividends paid
Not applicable.

(ii)	Dividends with a record date in the fiscal year under review but an effective date in the subsequent fiscal year
Not applicable.

7.	Notes to financial instruments
(1)	Status of financial instruments
The Group has only invested in safe financial instruments, such as short-term bank deposits.  Financial assets held by the Group are mainly monetary claims, such as loan claims held by financial institutions or other persons set forth in the Servicer Act (Act on Special Measures Concerning Claim Management and Collection Businesses).  With respect to the credit risk of the customers, the Group monitors the status of its major customers regularly in order to manage the due dates and claims outstanding, as well as by making efforts to detect early, or reduce, a concern about the recovery of claims due to deteriorating financial situations of the customers or other factors.

(2)	Fair value of financial instruments and other information
The amounts presented in the Consolidated Balance Sheet as of January 31, 2015, the fair values and the differences between these amounts are presented below.  Items, for which it is extremely difficult to measure a fair value and other information, are not included in the following table.

(Unit: Millions of yen)
	Amount on the Consolidated Balance Sheet (*2)	Fair value (*2)	Difference
(1) Cash and deposits	3,566	3,566	−
(2) Accounts receivable	726	726	−
(3) Purchased receivables	548
Allowance for doubtful accounts (*1)	-280
	267	267	−
(4) Accounts receivables-other	15	15	−
(5) Guarantee deposits	144	140	-4
Total assets	4,721	4,716	-4
(6) Accounts payable	(339)	(339)	−
(7) Income taxes payable	(58)	(58)	−
(8) Consumption tax payable	(138)	(138)	−
(9) Deposits received	(117)	(117)	−
Total liabilities	(654)	(654)	−
(*1)	Amount is after deduction of individual allowance for doubtful accounts corresponding to the purchased receivables.
(*2)	Amounts reported as liabilities are shown in parentheses.

(Note 1)	Calculation method of the fair values of financial instruments
(1)	Cash and deposits, (2) Accounts receivable, and (4) Accounts receivables-other
These have short durations and are therefore stated at their book values because the book values are almost equivalent to their fair values.
(3)	Purchased receivables
Purchase prices of purchased receivables are determined based on the amount expected to be recovered by estimated future cash flows adjusted for credit risk or by other factors.
Unless there are substantial changes in each borrower’s credit situation subsequent to the purchase, the purchased receivables are stated at their book value because the book values approximate their fair value.
If there are substantial changes in each borrower’s credit situation subsequent to the purchase and the estimated future cash flows are reduced from the valuation at the time the receivables were purchased, the purchased receivables are stated at their book values because the amount deducting the present estimated doubtful accounts from the amount reported on the Consolidated Balance Sheet as of the closing date approximate their fair values.
(5)	Guarantee deposits
Fair value of guarantee deposits is determined at the present value of their future cash flows, discounted at an appropriate rate adjusted for credit risk.
(6)	Accounts payable, (7) Income taxes payable, (8) Consumption tax payable, and (9) Deposits received
These have short durations and are therefore stated at their book values because the book values are almost equivalent to their fair values.
(Note 2)
With regard to non-listed stocks (amount on the Consolidated Balance Sheet: 5 million yen) which do not have quoted market prices in active market and whose future cash flows cannot be estimated, it is extremely difficult to measure their fair values and therefore not presented at their fair values.

8.	Notes to per share information
(1)	Shareholders’ equity per share	867.40 yen
(2)	Net loss per share	-34.76 yen

9.	Notes to significant subsequent events
Share exchange with a parent company
The Company and Credit Saison Co., Ltd. (“Credit Saison”) resolved, in their respective board of directors meetings held on March 16, 2015, that a share exchange in which Credit Saison would become a parent company owning 100% of the shares of the Company and the Company would become a wholly-owned subsidiary of Credit Saison (the “Share Exchange”) would be carried out, and entered into a share exchange agreement (the “Share Exchange Agreement”).

(1)	Purpose of the Share Exchange
The Company is a consolidated subsidiary of Credit Saison and consists of three operating subsidiaries: JPN COLLECTION SERVICE CO., LTD. (“JPN Collection Service”), which is involved in the servicing business, HUMANPLUS CO., LTD. (“HUMANPLUS”), which provides outsourcing services, and KINDER NURSERY Co., Ltd. (“KINDER NURSERY”), which operates a childcare service.

JPN Collection Service, which is one of those operating subsidiaries, started the loan management and collection business in December 1996.  JPN Collection Service obtained a servicing business license (License No. 34) from the Minister of Justice in 2000.  JPN Collection Service utilized its skills and knowhow in management and collection of small amount unsecured loans, which it had developed through the services contracted by Credit Saison, under the system which was capable of handling loans coherently from early-stage uncollected receivables to long-term written-off loans and its low-cost operation scheme.  With those systems as its advantage, JPN Collection Service pursued to raise its social visibility as a servicer and increase contracts for the small amount unsecured loan collection services.  As a result, it successfully listed its stock on the Osaka Securities Exchange’s Nippon New Market-Hercules (at that time) in October 2006.

However, the operating environment surrounding the contract-based servicing business, which is the main business of the servicing business, has substantially changed from the time of listing and continues to be extremely severe.  The business of small amount unsecured loans, which is the area at which JPN Collection Service excels, faced a continuous decrease in the number of servicing contracts from existing customers partly because nonbanks, the major customers, strengthened their loan management and the quality of their receivables improved due to the impact of various other laws and regulations, including the revision of the Money Lending Business Act, and additionally because the major customers started to handle loan management internally.

Given those changes in the operating environment, in order for JPN Collection Service to promptly respond to the changes in the operating environment and expand to new business areas, in February 2009, JPN Collection Service established a pure holding company, JPN Holdings Co., Ltd. (“JPN Holdings”), through a share transfer as a parent company owning 100% of the shares of JPN Collection Services and having a structure of two operating subsidiaries, namely, JPN Collection Service, which was involved in the servicing business, and HUMANPLUS, which provided outsourcing services.

The non-performing loan liquidation market has continued to shrink due to the SME Financing Facilitation Act, which came into effect in December 2009, even after the effective period terminated in March 2013.  The sale of small amount unsecured loans by financial institutions and other customers has been also sluggish.  In order to resolve such situation, with the aim of increasing sales under the umbrella of the pure holding company, JPN Collection Service had made efforts to restructure its business portfolio by, among other things, acquiring KINDER NURSERY, which operates a childcare service, commencing new auto loan business, strengthening its loan purchasing business, and further expanding business with government ministries and agencies.

However, these efforts turned out to be insufficient to compensate for the decrease in sales of the contract-based servicing business, which was its main business, and the Company’s consolidated operating income for the fiscal year ended in January 2014 fell into the negative for the first time since listing.  Given this continuous severe operating environment, it had been an urgent issue to shift to a business structure that would ensure profits even in such a severe environment.

While the Company was considering specific details of organizational restructuring, such as cost reduction by replacing the claims collection system for the loan purchasing business and reorganization of the business centers, it also conducted preliminary consideration with Credit Saison upon its request on the possibility of reorganization with Credit Saison from the middle of October 2014.

Subsequently, following the Company’s financial results of the third quarter of the fiscal year ended in January 2015, Credit Saison and the Company became aware of the necessity to steadily and promptly advance the organizational restructuring of the Company.  They also shared the understanding that in the future non-performing loan liquidation market, the environment surrounding small amount unsecured loans, in which the Company focused its management resources, would be extremely severe compared to the secured loan business that had been favorable in the reflection of the recently booming real estate market.  From around the second half of December 2014, the two companies decided to conduct a detailed consideration of the possibility of making the Company a wholly-owned subsidiary of Credit Saison in order to develop the future business plans of the Company and resolve issues regarding the business structure, from the perspective of the entire Credit Saison group.

As a result, Credit Saison and the Company reached the conclusion that it would be extremely difficult to commit growth to the market along with advancing with the fundamental organizational restructuring of the Company in such a severe operating environment as mentioned above.  They also determined that making the Company a wholly-owned subsidiary of Credit Saison and fully consolidating the Company into the Credit Saison group would increase the operational efficiency of the entire Credit Saison group and that promptly carrying out fundamental organizational restructuring of the servicing business would contribute to enhancing the corporate value of both Credit Saison and the Company.  Accordingly, Credit Saison and the Company entered into the Share Exchange Agreement to make the Company a wholly-owned subsidiary of Credit Saison.

The Company will be delisted from the TSE JASDAQ as a result of the Share Exchange, and this will allow the Company to proactively and boldly carry out the organizational restructuring that may have great impact on its business performance, regardless of short-term performance fluctuations.  Going forward, Credit Saison and the Company will, with the aim of flexibly responding to changes in operational environment, work to improve operational efficiency.  From the perspective of optimization for the whole group, both companies will make efforts, such as the reduction of the management cost, review of the holdings structure, reorganization of operating subsidiaries, optimum allocation of management resources, and implementation of servicing strategies under strengthened collaboration of the two companies. Through such efforts, the two companies will aim to enhance corporate value of the entire Credit Saison group including the Company.

(2)	Schedule of the Share Exchange
Record date for the ordinary general shareholders meeting (The Company)	January 31, 2015 (Saturday)
Resolution by the board of directors for signing of the Share Exchange Agreement (both companies)	March 16, 2015 (Monday)
Execution of the Share Exchange Agreement (both companies)	March 16, 2015 (Monday)
Ordinary general shareholders meeting to approve the Share Exchange (The Company)	April 28, 2015 (Tuesday) (expected)
Last trading date (The Company)	May 26, 2015 (Tuesday) (expected)
Delisting date (The Company)	May 27, 2015 (Wednesday) (expected)
Effective date of the Share Exchange	June 1, 2015 (Monday) (expected)
(Note 1)
Credit Saison plans to implement the Share Exchange in accordance with the short-form merger rules under Article 796, paragraph (3) of the Companies Act, without obtaining approval at a general meeting of Credit Saison’s shareholders.

(Note 2)	The above schedule is subject to change upon the mutual consent of Credit Saison and the Company as necessary for the purpose of the Share Exchange procedures or for another reason.

(3)	Method of the Share Exchange

Following the Share Exchange, Credit Saison will become the parent company owning 100% of the shares of the Company and the Company will become the wholly-owned subsidiary.  Credit Saison plans to implement the Share Exchange in accordance with the short-form merger rules under Article 796, paragraph (3) of the Companies Act, without obtaining approval at a general meeting of Credit Saison’s shareholders.  The Company plans to implement the Share Exchange subject to obtaining approval at its ordinary general meeting of shareholders scheduled to be held on April 28, 2015.  The effective date of the Share Exchange is scheduled to be June 1, 2015.

(4)	Share exchange ratio
Company name	Credit Saison (100% Parent Company)	The Company (Wholly-owned Subsidiary)
Share exchange ratio	1	0.26
(Note 1)	Share exchange ratio
The Company shareholders will receive 0.26 shares of Credit Saison common stock for each share of the Company common stock exchanged under the Share Exchange.  However, the 3,524,800 shares of the Company common stock held by Credit Saison (as of March 16, 2015) will not be exchanged for shares of Credit Saison common stock in connection with the Share Exchange.
(Note 2)	Number of shares of Credit Saison to be delivered in the Share Exchange
Upon the Share Exchange, Credit Saison will deliver 366,999 shares (expected) of common stock of Credit Saison to the shareholders of the Company (excluding Credit Saison) at the time immediately before the Share Exchange takes effect (the “Record Date”).  The Credit Saison shares delivered in the Share Exchange will be treasury stock, and Credit Saison does not expect to issue new shares in connection with the Share Exchange.  The Company plans to cancel, as of the Record Date, all of its treasury stock (including shares repurchased from the Company’s dissenting shareholders who exercised the appraisal rights in accordance with the provisions of Article 785, paragraph (1) of the Companies Act) that it owns as of the Record Date, pursuant to a resolution by a meeting of its board of directors to be held prior to the day before the Effective Date.  The number of shares to be delivered in the Share Exchange may be adjusted for reasons, including the Company’s cancellation of its treasury stock.

(Note 3)	Treatment of shares of less than one unit
The Share Exchange is expected to result in the Company’s new shareholders who are holders of less than one unit (i.e., less than 100 shares) of Credit Saison common stock.  The Company shareholders will not be able to sell such stock on the financial instruments exchanges.  The Company shareholders who receive less than one unit of Credit Saison common stock may take part in the following programs on or after the Effective Date of the Share Exchange.
(1)	Program for the purchase of additional shares of less than one unit (purchase of extra shares to total 100 shares)
In accordance with Article 194, paragraph (1) of the Companies Act and pursuant to the Company’s Articles of Incorporation, shareholders holding shares of less than one unit of Credit Saison may request Credit Saison to sell them additional shares in a quantity that, when taken together with the shares of less than one unit, equals one unit (i.e., 100 shares).
(2)	Repurchase program for shares less than one unit
In accordance with Article 192, paragraph (1) of the Companies Act, shareholders who are holders of less than one unit of Credit Saison may request Credit Saison to repurchase their shares of less than one unit.
(Note 4)	Treatment of fractional shares
With respect to the Company shareholders who will receive fractional shares less than one share of Credit Saison common stock through the Share Exchange, in accordance with Article 234 of the Companies Act and other relevant laws and regulations, Credit Saison will distribute a cash amount corresponding to such fractional shares to such Company shareholders.

(5)	Grounds for the details of share exchange ratio
Credit Saison and the Company decided to make the Company a wholly-owned subsidiary of Credit Saison through the Share Exchange with the aim of increasing the operational efficiency of the entire Credit Saison group, and enhancing the corporate value of both Credit Saison and the Company by promptly promoting the fundamental organizational restructuring of the servicing business.

In order to ensure the fairness of the consideration received in the Share Exchange, as well as other aspects of the Share Exchange, Credit Saison retained Mizuho Securities Co., Ltd. (“Mizuho Securities”) as its financial advisor and Mori Hamada & Matsumoto as its legal advisor and assessed the Share Exchange.

In order to ensure the fairness of the consideration received in the Share Exchange as well as other aspects of the Share Exchange, the Company retained Joji Uchida Certified Public Accountant Office as its financial advisor and Kajitani Law Offices as its legal advisor and assessed the Share Exchange.

Credit Saison conducted careful consultation and examination based on the statement of calculation of the share exchange ratio received on March 13, 2015 from the financial advisor, Mizuho Securities, and the advice from the legal advisor, Mori Hamada & Matsumoto.

The Company conducted careful consultation and examination based on the statement of calculation of share exchange ratio received on March 13, 2015 from the third party calculation institution, Joji Uchida Certified Public Accountant Office and the advice from the legal advisor, Kajitani Law Offices.  The Company received a written report dated March 13, 2015, stating that no circumstances can be found that the implementation of the Share Exchange is disadvantageous to the Company’s minority shareholders, from the third party committee which was established to resolve conflicts of interest pertaining to the Share Exchange and ensure fairness and transparency of the Share Exchange and which consisted of three independent outside experts, Mr. Kenichi Sekiguchi (Senior Advisor of Meiji Yasuda Life Insurance Company), Ms. Kumiko Jinnouchi (attorney of Jinnouchi Law Offices) and Mr. Minoru Hirooka (Certified Public Accountant of Hirooka Certified Public Accountant Office).  The Company reached the current conclusion with full respect for the opinions and contents of the third party committee’s report.

Based on the calculation results, advice, and reports etc., as well as comprehensively taking into account each company’s financial status, future business and performance prospects, stock price movements and other factors, both companies examined the share exchange ratio respectively, and conducted a series of careful consultation and negotiation.  Consequently, both of companies determined that the above-said share exchange ratio for the Share Exchange was appropriate for their respective shareholders and made the relevant resolutions at their respective meetings of the board of directors to implement the Share Exchange using the share exchange ratio set forth in “Share exchange ratio” above.

Non-consolidated Balance Sheet
(As of January 31, 2015)
(Unit: Millions of yen)
ASSETS		LIABILITIES
Account item	Amount	Account item	Amount
Current Assets	2,154	Current Liabilities	136
Cash and bank deposits	1,987	Accounts payable	82
Prepaid expenses	25	Accrued expenses	7
Accounts receivables-other	137	Income taxes payable	1
Other current assets	4	Consumption tax payable	24
		Deposits received	2
Fixed Assets	2,199	Allowance for bonuses	15
Property, plant and equipment	138	Allowance for business structure improvement	2
Buildings	59	Other current liabilities	0
Tools, appliances and fixtures	78	Non-current Liabilities	0
		Asset retirement obligation	0
		TOTAL LIABILITIES	136
Intangible fixed assets	143	NET ASSETS
Software	127	Shareholders’ equity	4,216
Telephone subscription right	14	Common stock	1,000
Other intangible fixed assets	2	Capital surplus	3,330
		Legal capital surplus	500
Investment and others	1,916	Other capital surplus	2,830
Shares of affiliated companies	1,807	Retained earnings	(114)
Guarantee deposits	99	Other retained earnings	(114)
Others	10	Retained earnings brought forward	(114)
		TOTAL NET ASSETS	4,216
TOTAL ASSETS	4,353	TOTAL LIABILITIES AND NET ASSETS	4,353
(Note)	Amounts less than one million yen have been rounded off.

Non-consolidated Statements of Income
(From February 1, 2014 to January 31, 2015)
(Unit: Millions of yen)
Account item	Amount
Operating revenues		1,183
Operating expenses		1,123
Operating income		59
Other income
Interest income	3
Gain on transfer of business	2
Others	0	6
Other expenses
Center transfer expenses	1
Others	1	2
Ordinary income		63
Extraordinary income
Gain on sale of fixed assets	4	4
Extraordinary expenses
Loss on retirement of fixed assets	4
Impairment loss	46
Provision of allowance for doubtful accounts	18
Business structure improvement expenses	206	275
Loss before income taxes		(207)
Corporate, inhabitant and enterprise taxes	0
Income taxes deferred	(0)	0
Net loss		(207)
(Note)	Amounts less than one million yen have been rounded off.

Non-consolidated Statement of Changes in Net Assets
(From February 1, 2014 to January 31, 2015)
(Unit: Millions of yen)
	Shareholders’ equity
	Common stock	Capital surplus
		Capital reserve	Other capital surplus	Total capital surplus
Balance at beginning of current period	1,000	500	2,830	3,330
Changes during the term
Net loss	−	−	−	−
Acquisition of treasury stock	−	−	−	−
Cancellation of treasury stock	−	−	(0)	(0)
Total changes during the term	−	−	(0)	(0)
Balance at end of current period	1,000	500	2,830	3,330

	Shareholders’ equity
	Retained earnings		Treasury stock	Total shareholders’ equity	Total net assets
	Other retained earnings	Total retained earnings
	Retained earnings brought forward
Balance at beginning of current period	93	93	−	4,424	4,424
Changes during the term
Net loss	(207)	(207)		(207)	(207)
Acquisition of treasury stock	−	−	(0)	(0)	(0)
Cancellation of treasury stock	−	−	0	−	−
Total changes during the term	(207)	(207)	−	(207)	(207)
Balance at end of current period	(114)	(114)	−	4,216	4,216
(Note)	Amounts less than one million yen have been rounded off.

Notes to Non-consolidated Financial Statements

1.	Notes to matters concerning significant account policies
(1)	Valuation standards and methods for assets
Valuation standards and methods for securities
Shares of affiliated companies	Stated at cost, using the moving average method

(2)	Method of depreciation of fixed assets
(i)	Tangible fixed assets
The declining balance method is used.  However, the straight line method is used for buildings (excluding buildings and accompanying facilities).
Useful lives and salvage value are based on the standard stipulated in the Corporation Tax Act.

(ii)	Intangible fixed assets	The straight line method is used.
	Software	Software for internal use is depreciated by the straight line method based on the length of time it can be used within the Company (less than five years).
Goodwill
Goodwill is amortized uniformly over up to a 20-year period based on an estimate of their effective duration.  However, goodwill items in small amounts are written off in full in the fiscal year in which they accrued.

(3)	Accounting standards for allowances
(i)	Allowance for doubtful accounts
To provide for losses from doubtful loan receivables, the amount expected to be irrecoverable is set aside based on the default rate for general loan receivables, and by individually considering the recoverability of loans for specific loan receivables at risk of default.

(ii)	Allowance for bonuses	To provide for the payment of bonuses to employees, an amount is set aside based on the amount expected to be paid in the fiscal year under review.
(iii)	Allowance for business structure improvement	To provide for expected cost and losses stemming from organizational restructuring at the Company, an appropriate amount is set aside.

(4)	Accounting for consumption taxes	National and local consumption taxes are calculated using the net of tax method.

2.	Notes to changes in presentation methods
Gain on transfer of business
Previously, “gain on transfer of business” was included within “others” under other income on the Non-consolidated Statement of Income (amount in the previous fiscal year: 1 million yen), but from the fiscal year under review, it is included within “gain on transfer of business” under other income (amount in the fiscal year under review: 2 million yen) due to its increased materiality.

3.	Notes to changes in accounting estimates
As part of its organizational restructuring, the Company decided to replace the system that was used in its servicing business.  In accordance with the timeline for the system replacement, the useful life of fixed assets was reduced, and the fixed assets are depreciated according to the remaining life.
In relation to the decisions on the closing of Sapporo Business Center and other matters, the useful life of fixed assets that would be unnecessary was changed to the period to the scheduled date for closing, and the fixed assets are depreciated according to the remaining life.  In relation to the closing, with respect to the asset retirement obligations, for which an appropriate amount was set aside to allow for the restoration duty under the lease contract for the relevant real property, an estimated period before occurrence of costs was reduced.
Due to the changes above, the operating income and ordinary income for the fiscal year under review were reduced by 22 million yen, respectively, and the loss before income taxes was increased by 22 million yen.

4.	Notes to the Non-consolidated Balance Sheet
(1)	Accumulated depreciation of tangible fixed assets	752 million yen
(2)	Monetary claims and obligations with respect to affiliated companies
(i)	Short-term monetary claims	135 million yen
(ii)	Long-term monetary claims	2 million yen
(iii)	Short-term monetary obligations	7 million yen

5.	Notes to the Non-consolidated Statements of Income
(1)	Amount of transactions with affiliated companies
(i)	Operating revenues	1,183 million yen
(ii)	Operating expenses	64 million yen
(iii)	Other income	1 million yen
(2)	Impairment loss

In principle, the Company identifies asset groups based on the management accounting classification (by company or business), of which the Company keeps track of income and expense, regularly.  However, the asset groups, such as a nursery school, whose operating income and loss can be kept track of separately, are identified independently, such as on a nursery school basis.
In the fiscal year under review, the Company reported the impairment loss for the asset groups set forth below.

Usage	Type	Location	Impairment loss (millions of yen)	Relevant account item of the Non-consolidated Statements of Income
Claims collection-related core systems and others	Software, tools, appliances and fixtures, and others	Toshima-ku, Tokyo and others	130	Business structure improvement expenses
Investment in the migration of the purchased receivables system	Software in progress	Toshima-ku, Tokyo and others	74	Business structure improvement expenses
Assets relating to the auto loan business	Goodwill and others	Sapporo, Hokkaido and others	17	Impairment loss
Nursery schools	Buildings and others	Yokohama, Kanagawa	28	Impairment loss

With respect to the claims collection-related core systems and others and the investment in the migration of the purchased receivables system, since the Group decided, as part of its organizational restructuring, to replace the system, which was used in its servicing business, and the system is expected to be sold well ahead of the initial timeline, the book value was reduced to a recoverable amount.  The recoverable amount was measured based on the value in use, which was calculated by discounting the future cash flows at a discount rate of 6.1%.
With respect to the assets relating to the auto loan business, the book value was reduced to a recoverable amount due to its decreased profitability.  The recoverable amount was measured based on the value in use, which was valued with the recoverable amount being zero since the estimated future cash flows are negative.
With respect to the nursery schools, the book value was reduced to a recoverable amount since the Group decided to sell them during the fiscal year under review. The recoverable amount was measured based on the net selling price, which was calculated based on the expected selling price.

(3)	Loss on business structure improvement
The loss was incurred in connection with the organizational restructuring.  The breakdown is provided below.
(i)	Impairment loss	204 million yen
(ii)	Business center closing expenses	2 million yen

6.	Notes to the Non-consolidated Statement of Changes in Net Assets
Not applicable.

7.	Notes to the tax effect accounting
Breakdown of principal reasons for deferred tax assets

(Unit: Millions of yen)
Deferred tax assets (current)
Allowance for bonuses	6
Lump-sum depreciable assets	1
Other	2
Subtotal	9
Valuation allowance	(9)
Total	−
Deferred tax assets (fixed)
Shares of affiliated companies	993
Loss on valuation of shares of affiliated companies	124
Business structure improvement expenses	49
Asset retirement obligation	9
Impairment loss	6
Loss carried forward	41
Other	1
Subtotal	1,227
Valuation allowance	(1,227)
Total	−

8.	Notes to related party transactions
(1)	Parent company
Type	Company name	Voting interest (%)	Nature of relationship		Nature of transaction	Transaction amount (millions of yen)	Accounting classification	Year-end balance (millions of yen)
			Interlocking officers	Business relationship
Parent company	Credit Saison Co., Ltd.	Directly held by the related party: 71.41	2	Lease of information system, equipment and others	Lease of information system, equipment and others	61	Accounts payable	5
Transaction terms and method for determining transaction terms
(Notes)	1.	“Transaction amount” does not include consumption taxes and “year-end balance” includes consumption taxes.
2.	Terms for the above transaction were determined in the same manner as general transaction terms.

(2)	Subsidiaries
Type	Company name	Voting interest (%)	Nature of relationship		Nature of transaction	Transaction amount (millions of yen)	Accounting classification	Year-end balance (millions of yen)
			Interlocking officers	Business relationship
Subsidiary	JPN COLLEC-TION SERVICE CO., LTD.	Directly held by the Company: 100.00	4	Management guidance	Management guidance, lease of personal properties and others	815	Accounts receivables-other	94
Subsidiary	HUMAN-PLUS CO., LTD.	Directly held by the Company: 100.00	2	Management guidance	Management guidance, lease of personal properties and others	347	Accounts receivables-other	38
					Payment for temporary staffing service	3	Accounts payable	1
Subsidiary	KINDER NURSERY Co., Ltd.	Directly held by the Company: 100.00	2	Management guidance	Management guidance, lease of personal properties and others	20	Accounts receivables-other	2
					Provision of loans (Note) 3	92	−	−
					Collection of loans (Note) 3	290
					Receipt of interests	1	−	−
					Underwriting of capital increase (Note) 4	300	−	−
Transaction terms and method for determining transaction terms
(Notes)	1.	“Transaction amount” does not include consumption taxes and “year-end balance” includes consumption taxes.
2.	Terms for the above transaction were determined in the same manner as general transaction terms.
3.
Loans provided to KINDER NURSERY Co., Ltd. were collected in full and there is no allowance for doubtful account balances.  Provision of allowance for doubtful accounts of 18 million yen was included in extraordinary expenses in the fiscal year under review.

4.	The Company underwrote all of the capital increase of the subsidiary.

(3)	Fellow subsidiaries
Not applicable.

(4)	Officers and major individual shareholders
Not applicable.

9.	Notes to per-share information

(1)	Shareholders’ equity per share	854.22 yen
(2)	Net loss per share	-42.08 yen

10.	Notes to significant subsequent events
Share exchange with a parent company
The Company and Credit Saison Co., Ltd. (“Credit Saison”) resolved, in their respective board of directors meetings held on March 16, 2015, that a share exchange in which Credit Saison would become a parent company owning 100% of the shares of the Company and the Company would become a wholly-owned subsidiary of Credit Saison, would be carried out, and entered into a share exchange agreement.
Details are as described in “9. Notes to significant subsequent events” of the consolidated financial statements.

Accounting Auditor’s Audit Report on Consolidated Financial Statements (Copy)

 Independent Auditors’ Audit Report
March 18, 2015
To:          The Board of Directors
JPN Holdings Co., Ltd.
Deloitte Touche Tohmatsu LLC

Tetsuya Ishii [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Emiko Minowa [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

We have audited the consolidated financial statements of JPN Holdings Co., Ltd. (the “Company”) for the consolidated fiscal year (February 1, 2014 through January 31, 2015), which included the consolidated balance sheet, consolidated statements of income, consolidated statement of changes in net assets and consolidated notes for the purpose of reporting under the provisions of Article 444, paragraph (4) of the Companies Act of Japan.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and method of application thereof by management and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of JPN Holdings Co., Ltd. and its consolidated subsidiaries as of January 31, 2015, and the consolidated results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in Japan.

Additional Information
As described in the “Notes to Significant Subsequent Events,” the Company resolved, at the meeting of the Board of Directors held on March 16, 2015, to conduct a share exchange through which Credit Saison Co., Ltd. (“Credit Saison”) would become the parent company owning 100% of the shares of the Company and the Company would become a wholly-owned subsidiary of Credit Saison.
It has no effect on our opinion.

Conflicts of Interest
We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

End of Document

Accounting Auditor’s Audit Report on Non-consolidated Financial Statements (Copy)

Independent Auditors’ Audit Report
March 18, 2015
To:          The Board of Directors
JPN Holdings Co., Ltd.
Deloitte Touche Tohmatsu LLC

Tetsuya Ishii [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Emiko Minowa [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

We have audited the non-consolidated financial statements of JPN Holdings Co., Ltd. (the “Company”) for the 6th fiscal year (February 1, 2014 through January 31, 2015), which included the non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statement of changes in net assets, notes and detailed statements thereof for the purpose of reporting under the provisions of Article 436, paragraph (2), item (i) of the Companies Act of Japan.

Management’s Responsibility for the Non-consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these non-consolidated financial statements and detailed statements thereof in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation and fair presentation of the non-consolidated financial statements and detailed statements thereof that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these non-consolidated financial statements and detailed statements thereof based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and detailed statements thereof are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and detailed statements thereof. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and detailed statements thereof, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and detailed statements thereof in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and method of application thereof by management and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and detailed statements thereof.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the non-consolidated financial statements and detailed statements thereof referred to above present fairly, in all material respects, the non-consolidated financial position of JPN Holdings Co., Ltd. as of January 31, 2015, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in Japan.

Additional Information
As described in the “Notes to Significant Subsequent Events,” the Company resolved, at the meeting of the Board of Directors held on March 16, 2015, to conduct a share exchange through which Credit Saison Co., Ltd. (“Credit Saison”) would become the parent company owning 100% of the shares of the Company and the Company would become a wholly-owned subsidiary of Credit Saison.
It has no effect on our opinion.

Conflicts of Interest
We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

End of Document

Board of Statutory Auditors’ Audit Report (Copy)

Audit Report

This audit report was prepared by the Board of Statutory Auditors of JPN Holdings Co., Ltd. (the “Company”) after deliberation, based on audit reports prepared by each statutory auditor, concerning the performance of duties by each director during the 6th fiscal year (February 1, 2014 through January 31, 2015). We hereby report as follows.

1.		Methods and Contents of Audit by Statutory Auditors and the Board of Statutory Auditors

In addition to establishing audit policies and audit plans, and receiving reports from each statutory auditor on the status and results of the audit, the Board of Statutory Auditors received reports from directors and the accounting auditor on the status of performance of their duties and requested further explanations as deemed necessary.

In compliance with the standards for audit by statutory auditors established by the Board of Statutory Auditors, pursuant to the audit policies and audit plans, each statutory auditor communicated with directors, the internal audit division and employees, collected information and worked to improve the audit environment, attended meetings of the Board of Directors and other important meetings, received reports from directors and employees on the status of performance of their duties, requested further explanations as deemed necessary, reviewed important approval documents, and inspected the state of business operations and assets at the head office and other important branch offices. In addition, we received reports on the system to ensure compliance with applicable laws and regulations and the Articles of Incorporation by directors in performing their duties set forth in the business report, as well as the contents of resolutions of the meetings of the Board of Directors with respect to the development of a system as defined in Article 100, paragraphs (1) and (3) of the Ordinance for Enforcement of the Companies Act of Japan (internal control system) that has been developed based on such resolutions, which are necessary to ensure proper operation of the Company, and we requested further explanations as deemed necessary and expressed an opinion. With respect to subsidiaries, we communicated with and exchanged information with directors and employees of the subsidiaries, received business reports from subsidiaries as deemed necessary, and inspected the state of business operations and assets for the fiscal year. Based on the above methods, we reviewed the business report and its supporting schedules for the fiscal year.

In addition, we monitored and reviewed whether the accounting auditor maintained its independence and conducted the audit properly, received reports from the accounting auditor on the status of performance of its duties, and requested further explanations as deemed necessary. Furthermore, we were informed by the accounting auditor that it has established a “system to ensure the appropriate execution of duties” (Shokumu no Suikou ga Tekisetsu ni Okonawareru Koto wo Kakuho Suru Tameno Taisei) (Matters as defined in each item of Article 131 of the Company Accounting Regulations) pursuant to the “Quality Control Standards for Audits” (Kansa ni Kansuru Hinshitsu Kanri Kijun) (Business Accounting Council, October 28, 2005), and requested explanations as deemed necessary.

Based on the above methods, we reviewed the financial statements for the fiscal year (the balance sheet, statements of income, statement of changes in net assets and non-consolidated notes) as well as detailed statements thereof, and the consolidated financial statements (the consolidated balance sheet, consolidated statements of income, consolidated statement of changes in net assets and consolidated notes).

2.		Results of Audit

(1)		Results of audit of the business report

	(i)	The business report and its supporting schedules of the Company fairly present the financial conditions of the Company in conformity with applicable laws and regulations and the Articles of Incorporation of the Company.
	(ii)	No misconduct or violation of applicable laws or regulations or the Articles of Incorporation of the Company was found with respect to the directors’ performance of their duties.
	(iii)	Resolutions of the meetings of the Board of Directors with respect to the internal control system are appropriate. In addition, there are no matters to be noted regarding the execution of duties by directors with respect to the internal control system.

(2)
Results of audit of the financial statements and detailed statements thereof

The methods and results of audit performed by Deloitte Touche Tohmatsu LLC, the accounting auditor of the Company, are appropriate.

(3)	Results of audit of the consolidated financial statements The methods and results of audit performed by Deloitte Touche Tohmatsu LLC, the accounting auditor of the Company, are appropriate.
March 23, 2015

Board of Statutory Auditors of
JPN Holdings Co., Ltd.

Isamu Mori [Seal]
Standing Statutory Auditor

Tadashi Urabe [Seal]
Statutory Auditor
(Outside Auditor)

Masaru Sakurai [Seal]
Statutory Auditor
(Outside Auditor)

End of Document

Reference Materials for the Ordinary General Meeting of Shareholders

Agenda and Reference Matters:

1st Agenda: Approval for Execution of Share Exchange Agreement between the Company and Credit Saison Co., Ltd.

The Company and Credit Saison Co., Ltd. (“Credit Saison”) entered into a share exchange agreement (the “Share Exchange Agreement”) after the boards of directors of the Company and Credit Saison each passed resolutions approving the Company to become a wholly-owned subsidiary of Credit Saison on March 16, 2015.

If the agenda is approved, Credit Saison will become the parent company owning 100% of the shares of the Company on June 1, 2015, which is the effective date of the share exchange (the “Share Exchange”). The Company plans to delist its common shares that are currently listed in the Tokyo Stock Exchange, Inc. (“TSE”) JASDAQ on May 27, 2015.

1. Purpose of the Share Exchange

The Company, a consolidated subsidiary of Credit Saison, consists of three operating subsidiaries: JPN COLLECTION SERVICE CO., LTD. (“JPN Collection Service”), which is involved in the servicing business, HUMANPLUS CO., LTD., which provides outsourcing services, and KINDER NURSERY Co., Ltd., which operates a childcare service.

JPN Collection Service, which is one of those operating subsidiaries, obtained a servicing business license (License No. 34) from the Minister of Justice in 2000.  JPN Collection Service utilized its skills and knowhow in management and collection of small-amount unsecured loans, which it had developed through the services contracted by Credit Saison, under the system which was capable of handling loans coherently from early-stage uncollected receivables to long-term written-off loans and its low-cost operation scheme.  With those systems as its advantage, JPN Collection Service pursued to raise its social visibility as a servicer.  However, the operating environment surrounding the contract-based servicing business, which is the main business of the servicing business, continues to be extremely severe.  The business of small amount unsecured loans, which is the area at which JPN Collection Service excels, has faced a continuous decrease in the number of servicing contracts from existing customers partly because non-banks, the major customers, strengthened their loan management and the quality of their receivables improved due to the impact of various other laws and regulations, including the revision of the Money Lending Business Act, and additionally because the major customers started to handle loan management internally.  The non-performing loan liquidation market has continued to shrink due to the SME Financing Facilitation Act even after the effective period terminated.  The sale of small amount unsecured loans by financial institutions and other customers has also been sluggish.

Given those changes in the operating environment, JPN Collection Service established the Company through a share transfer as its parent company owning 100% of the shares of JPN Collection Services, and under the umbrella of the pure holding company, JPN Collection Service had made efforts to restructure its business portfolio by, among other things, strengthening its loan purchasing business, expanding business with government ministries and agencies and acquiring a childcare service and an auto loan business.

However, these efforts turned out to be insufficient to compensate for the decrease in sales of the contract-based servicing business, which was the main business.  Given this continuous severe operating environment, it had been an urgent issue to shift to a business structure that would ensure profits even in such a severe environment.

Because it would be extremely difficult to commit growth to the market along with advancing fundamental organizational restructuring of the Company in such a severe operating environment as mentioned above, making the Company a wholly-owned subsidiary of Credit Saison and fully consolidating the Company in the Credit Saison group will allow the Company to proactively and boldly carry out organizational restructuring that may have great impact on its business performance, regardless of short-term performance fluctuations.  Going forward, Credit Saison and the Company will, with the aim of flexibly in responding to changes in operational environment, work to improve operational efficiency.  From the perspective of optimization for the whole group, both companies will make efforts such as review of the holdings structure, reorganization of operating subsidiaries, optimization of allocation of management resources, and implementation of servicing strategies under strengthened collaboration of the two companies.  Through such efforts, the two companies will aim to enhance their corporate value.

2. Contents of the Share Exchange Agreement

The contents of the Share Exchange Agreement entered into by the Company and Credit Saison on March 16, 2015 are as below.

SHARE EXCHANGE AGREEMENT (Copy)

This Share Exchange Agreement (this “Agreement”) regarding the share exchange between Credit Saison Co., Ltd. (“Credit Saison”) and JPN Holdings Co., Ltd. (“JPN Holdings”) will be entered into by Credit Saison and JPN Holdings on March 16, 2015 (the “Effective Date”).

Article 1	(Share Exchange)

Pursuant to the provisions of this Agreement, Credit Saison and JPN Holdings shall conduct a share exchange by which Credit Saison will become the parent company of JPN Holdings and JPN Holdings will become a wholly-owned subsidiary of Credit Saison (the “Share Exchange”), and Credit Saison shall acquire all issued and outstanding shares of JPN Holdings (excluding the shares already possessed by Credit Saison).

Article 2	(Trade Names and Addresses of the Parties)

The trade names and addresses of the parent company and wholly-owned subsidiary after the Share Exchange shall be as follows:

(1)	Parent Company after the Share Exchange
	Trade Name:	Credit Saison Co., Ltd.
	Address:	1-1, Higashi-Ikebukuro 3-chome, Toshima-ku, Tokyo
(2)	Wholly-Owned Subsidiary after the Share Exchange
	Trade Name:	JPN Holdings Co., Ltd.
	Address:	60-3, Higashi-Ikebukuro 2-chome, Toshima-ku, Tokyo

Article 3	(Shares to be Delivered in the Share Exchange and Allocation Thereof)

1.
In the Share Exchange, Credit Saison will allocate shares of its common stock to the shareholders of JPN Holdings (excluding Credit Saison, the “Shareholders Subject to Allocation”) in exchange for their shares of common stock of JPN Holdings at the time immediately before the Share Exchange takes effect (the “Record Date”).   The total amount of shares of common stock to be allocated by Credit Saison through the Share Exchange shall be calculated by multiplying the total number of shares of common stock of JPN Holdings that are held by JPN Holdings’ shareholders by 0.26.

2.	In the Share Exchange, Credit Saison shall allocate 0.26 shares of its common stock per one share of common stock of JPN Holdings held by the Shareholders Subject to Allocation as of the Record Date.

3.
Despite the above two provisions, Credit Saison will process fractional shares of Credit Saison common stock to be allocated by Credit Saison through the Shares Exchange pursuant to Article 234 of the Companies Act and other related laws and regulations

4.
If any material change influencing the Share Exchange Ratio occurs or becomes known from the date of entering into the Share Exchange Agreement to the date on which this Share Exchange Agreement becomes effective, Credit Saison and JPN Holdings can request each other to reconsider the Share Exchange Ratio. The new Share Exchange Ratio will be decided upon discussion and agreement between Credit Saison and JPN Holdings.

Article 4	(Paid-in Capital and Capital Reserve of Credit Saison)

The amount of paid-in capital and capital reserve of Credit Saison which will increase through the Share Exchange shall be determined by Credit Saison pursuant to Article 39 of the Company Accounting Regulations.

Article 5	(Effective Date)

The Share Exchange shall become effective on June 1, 2015 (the “Effective Date”).  Provided, however, that the Effective Date may be changed upon discussion and agreement between Credit Saison and JPN Holdings, if such change becomes necessary in order to proceed with the Share Exchange, or for any other reason (including the circumstance where resolution at a general meeting of shareholders becomes necessary as described in the proviso of paragraph (1) of Article 6 in this Agreement).

Article 6	(General Meeting of Shareholders to Approve the Share Exchange)

1.
Pursuant to the provisions of Article 796, paragraph (3) of the Companies Act of Japan (the “Companies Act”), Credit Saison shall conduct the Share Exchange, in connection with this Agreement, without obtaining the approval at its general meeting of shareholders set forth in Article 795, paragraph (1) of the Companies Act; provided, however, that if the approval at Credit Saison’s general meeting of shareholders becomes necessary pursuant to Article 796, paragraph (4) of the Companies Act and Article 197 of the Enforcement Regulations of the Companies Act, Credit Saison will hold its general meeting of shareholders by the day before the Effective Date and will obtain the approval for the Agreement and resolutions for other matters necessary to execute the Share Exchange.

2.	Pursuant to the provisions of Article 783, paragraph (1) of the Companies Act, JPN Holdings shall obtain approval at its general meeting of shareholders by the day before the Effective Date.

3.
With regards to the procedures described in the above two provisions, they may be changed upon discussion and agreement between Credit Saison and JPN Holdings, if such change becomes necessary in order to proceed with the Share Exchange, or for any other reason.

Article 7	(Disposition of Treasury Stock)

JPN Holdings plans to cancel, as of the Record Date, all of its treasury stock (including shares repurchased from JPN Holdings’ dissenting shareholders who exercised the appraisal rights in accordance with the provisions of Article 785, paragraph (1) of the Companies Act) that it owns as of the Record Date, pursuant to a resolution by a meeting of its board of directors to be held by the day before the Effective Date.

Article 8	(Distribution of Surplus)

Credit Saison may pay no more than 30 yen per share as distribution of surplus to the shareholders or registered pledgees of shares appearing or recorded on the final shareholder registry as of March 31, 2015.

Article 9	(Management of Company Assets and Related Matters)

Following the conclusion of this Agreement and until the Effective Date, Credit Saison and JPN Holdings shall each pursue their respective businesses and conduct the management and operation of their respective assets with due care required of a prudent manager.  Any action that either Credit Saison or JPN Holdings desires to take that would have a material effect on the assets or rights and obligations of either party shall be taken by such party after consulting with the other party.

Article 10	(Change of Conditions to the Share Exchange and Termination of this Agreement)

Credit Saison and JPN Holdings may agree to change the conditions of this Agreement or terminate this Agreement upon discussion and agreeing with the other party, if, following the conclusion of this Agreement and until the Effective Date (i) a material change in the financial or management condition of either Credit Saison or JPN Holdings occurs due to natural disaster or other reasons, (ii) circumstances constituting a material impediment to the implementation of the Share Exchange occur (including the case where it has become certain to fulfill any of the conditions set forth in the next article), or (iii) the objective of this Agreement becomes difficult to attain.

Article 11	(Expiration of this Agreement)

This Agreement shall become invalid if (i) Credit Saison is unable to obtain a resolution approving the Agreement at its general meeting of shareholders by the date defined in the proviso of Article 6, paragraph (1) of this Agreement in the event the approval becomes necessary as set forth in Article 796, paragraph (4) of the Companies Act and Article 197 of the Enforcement Regulations of the Companies Act, (ii) JPN Holdings is unable to obtain a resolution approving the Agreement or other matters necessary  to execute the Share Exchange as set forth in Article 6, paragraph (2) of this Agreement at its general meeting of shareholders, or (iii) permissions and authorizations, etc. of the relevant authorities necessary to execute the Share Exchange are not obtained by the Effective Date.

Article 12	(Matters to be Discussed)

In addition to matters provided for in this Agreement, any other matters necessary to execute the Share Exchange shall be discussed and agreed by Credit Saison and JPN Holdings, in accordance with this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives, and each party shall keep one copy of the originals.

Date:  March 16, 2015

Credit Saison Co., Ltd.

By:
Name:	Hiroshi Rinno

Title:	President and CEO

Address:	1-1, Higashi-Ikebukuro 3-chome, Toshima-ku, Tokyo

JPN Holdings Co., Ltd.

By:
Name:	Ryosaku Minato

Title:	President and CEO

Address:	60-3, Higashi-Ikebukuro 2-chome, Toshima-ku, Tokyo

3. Outline of matters set forth in each item of Article 184, paragraph (1) of the Ordinance for Enforcement of the Companies Act (excluding item (v) and item (vi))

(1)	Appropriateness of the Exchange Consideration
(a)	Appropriateness of the total number or amount of exchange consideration
(i)	Total number of exchange consideration and the allocation

Company name	Credit Saison (100% Parent Company)	JPN Holdings (Wholly-owned Subsidiary)
Share exchange ratio	1	0.26

(Note 1)
Share Exchange Ratio
The Company shareholders will receive 0.26 shares of Credit Saison common stock for each share of the Company’s common stock exchanged under the Share Exchange.  However, the 3,524,800 shares of the Company’s common stock held by Credit Saison (as of March 16, 2015) will not be exchanged for shares of Credit Saison common stock in connection with the Share Exchange.

(Note 2)
Number of shares of Credit Saison to be delivered in the Share Exchange
Upon the Share Exchange, Credit Saison will deliver 366,999 shares (expected) of common stock of Credit Saison to the shareholders of the Company (excluding Credit Saison) at the time immediately before the Share Exchange takes effect (the “Record Date”).  The Credit Saison shares delivered in the Share Exchange will be treasury stock, and Credit Saison does not expect to issue new shares in connection with the Share Exchange.  The Company plans to cancel, as of the Record Date, all of its treasury stock (including shares repurchased from JPN Holdings’ dissenting shareholders who exercised the appraisal rights in accordance with the provisions of Article 785, paragraph (1) of the Companies Act) that it owns as of the Record Date, pursuant to a resolution by a meeting of its board of directors to be held by the day before the Effective Date.  The number of shares to be delivered in the Share Exchange may be adjusted for reasons, including the Company’s cancellation of its treasury stock.

(Note 3)
Treatment of shares of less than one unit
The Share Exchange is expected to result in a significant number of the Company’s new shareholders who are holders of less than one unit (i.e., less than 100 shares) of Credit Saison common stock.  The Company shareholders will not be able to sell such stock on the financial instruments exchanges.  The Company shareholders who receive less than one unit of Credit Saison common stock may take part in the following programs on or after the Effective Date of the Share Exchange.

(1)	Program for the purchase of additional shares of less than one unit (purchase of extra shares to total 100 shares)
In accordance with Article 194, paragraph (1) of the Companies Act and pursuant to the Company’s Articles of Incorporation, shareholders holding shares of less than one unit of Credit Saison may request Credit Saison to sell them additional shares in a quantity that, when taken together with the shares of less than one unit, equals one unit (i.e., 100 shares).
(2)
Repurchase program for shares less than one unit
In accordance with Article 192, paragraph (1) of the Companies Act, shareholders who are holders of less than one unit of Credit Saison may request Credit Saison to repurchase their shares of less than one unit.

(Note 4)
Treatment of fractional shares
With respect to the Company shareholders who will receive fractional shares less than one share of Credit Saison common stock through the Share Exchange, in accordance with Article 234 of the Companies Act and other relevant laws and regulations, Credit Saison will distribute a cash amount corresponding to such fractional shares to such JPN Holdings shareholders.

(b)	Grounds for the Calculation for the details of the share exchange ratio
(i)	Grounds and reasons for the details of the share exchange ratio
As described below in (3) (i) “Measures to ensure fairness,” Credit Saison and the Company retained Mizuho Securities Co., Ltd. (“Mizuho Securities”) and Joji Uchida Certified Public Accountant Office respectively as the third-party calculation institution regarding the share exchange ratio.  Credit Saison and the Company conducted a series of careful consultation and examination based on the statement of calculation of the share exchange ratio received from each company’s calculation institution.  As a result, both companies determined that the share exchange ratio for the Share Exchange stated in above 3.(1)(a)(i) was appropriate.  This share exchange ratio may be changed through consultation between both companies if material changes occurred in the conditions that served as a basis for the calculation.

(ii)	Items related to the calculation
(a)	Names of the calculation institutions and their relations with the companies
Mizuho Securities and Joji Uchida Certified Public Accountant Office are calculation institutions independent from Credit Saison and the Company.  Neither of the calculation institutions is a related party to Credit Saison or the Company, nor have a material interest to be stated in relation to the Share Exchange.
(b)	Summary of the calculations
Mizuho Securities calculated the share exchange ratios for Credit Saison’s common stock based on the average market price method (with March 13, 2015 set as the record date for calculation, the closing price of the company’s common stock on the TSE on the record date for calculation, the simple average of the closing price for the month preceding the record date, the simple average of the closing price for the three months preceding the record date, and the simple average of the closing price for the six months preceding the record date have been used), given that Credit Saison is listed on a financial instruments exchange and its market share price is available.  Mizuho Securities also used the discounted cash flow method (the “DCF method”) in its calculation, to reflect the status of future business activities.  In Credit Saison’s future financial forecast, on which the calculation applying the DCF method is based, there is no fiscal year in which a significant increase or decrease in profits is expected.

The results under each calculation method are summarized below. Note that the calculated range of the share exchange ratio below indicates the number of shares of Credit Saison’s common stock to be allotted to one share of the Company’s common stock.

Method used	Calculated range of the share exchange ratio
Average market price method	0.18 ～ 0.19
DCF method	0.22 ～ 0.31

In calculating the share exchange ratio, Mizuho Securities, in principle, used the information provided to it by the two companies and their publicly available information and performed the calculation on assumptions that such information was accurate and complete in all respects, and did not perform an independent examination to verify their accuracy or completeness.  Mizuho Securities did not perform an independent appraisal, evaluation or assessment on the individual assets or liabilities (including off-balance sheet assets and liabilities, and other contingent liabilities) of the two companies and their respective related companies, or retained a third party institution to conduct such appraisal, evaluation or assessment.  It is also assumed that the financial forecasts provided by each company (including profit plans and other relevant information) had been reasonably prepared and presented based on the best presently-available projections and judgments of both companies.

Joji Uchida Certified Public Accountant Office, which is the third-party institution to the Company, used the average market price method, given that the Company and Credit Saison are listed on a financial instruments exchange and their market share prices are available, and also used the DCF method to reflect the status of their future business activities.

For the average market price method, with March 13, 2015 set as the record date for calculation, the closing prices of the two companies on the TSE on the record date for calculation, and simple averages of the closing prices for one month, three months and six months preceding the record date for calculation, have been used for calculation.

With respect to the DCF method, as for the Company, the cash flows that the company is expected to generate in the future, based on financial forecasts prepared by the Company for three fiscal years from the fiscal year ending January 2016 to the fiscal year ending January 2018, using the enterprise cash flow method, have been discounted to present value using certain discount rates in order to calculate valuations of enterprise value and equity value.  Discount rates used range from 4.9% to 6.9%.  In calculating terminal value, the constant growth rate model and a permanent growth rate of 0% have been used.  Furthermore, in the Company’s future financial forecast, based on which Joji Uchida Certified Public Accountant Office did its calculations applying the DCF method, the Company expects a significant increase in profits in each year from the fiscal year ending January 2016 through the fiscal year ending January 2018 due to improved profitability as a result of implementing organizational restructuring.  These financial forecasts reflect descriptions of information, such as the latest financial data and the forecast of the most recent business plan, but are not based on the premise of the Share Exchange being implemented.

The results under each calculation method are summarized below.  Note that the calculated range of the share exchange ratio below indicates the number of shares of Credit Saison’s common stock to be allotted to one share of the Company’s common stock.

Method used	Calculated range of the share exchange ratio
Average market price method	0.18 ～ 0.19
DCF method	0.20 ～ 0.32

In calculating the share exchange ratio described above, Joji Uchida Certified Public Accountant Office, in principle, used the information provided to it by the two companies and their publicly available information as is, and performed the calculation on assumptions that such information was accurate and complete in all respects, and did not perform an independent examination on their accuracy or completeness.  Joji Uchida Certified Public Accountant Office did not perform an independent appraisal, evaluation or assessment on the assets or liabilities (including off-balance sheet assets and liabilities and other contingent liabilities) of the two companies and their respective subsidiaries and related companies, including the analysis and appraisal of individual assets and liabilities, or retained a third -party institution to conduct such evaluation or assessment.  It is also assumed that the business forecasts and the financial forecasts of the two companies had been reasonably and appropriately (in terms of method) prepared and presented, based on the best presently available projections and judgments of the management of both companies.

(2)	Reasons for selection of the consideration for the share exchange
The Company and Credit Saison selected common stock of Credit Saison, which will be the share exchange wholly-owning parent company, as the exchange consideration for the Company’s common stock in relation to the Share Exchange.
The Company determined that the common stock of Credit Saison is appropriate as the consideration for the Share Exchange because the common stock of Credit Saison is listed on the First Section of the TSE and has liquidity, affording trading opportunities, and because shareholders of the Company would be able to enjoy the benefits generated by the Share Exchange, which would make the Company the wholly-owned subsidiary.

(3)	Matters relating to protection of the interests of minority shareholders of the Company
(i)	Measures to ensure fairness
Given that Credit Saison already holds 71.41% of all shareholders’ voting rights of the Company, and therefore the Share Exchange constitutes for the Company a transaction with its controlling shareholder, Credit Saison and the Company have determined that it would be necessary to ensure fairness of the share exchange ratio and other aspects of the Share Exchange, and accordingly, they have taken the following measures to ensure fairness of the Share Exchange:

(a)	Obtaining a statement of calculation of the share exchange ratio for the Share Exchange from an independent third party calculation institution
In order to ensure fairness of the share exchange ratio for the Share Exchange, as described above in 3.(1)(b) “Items related to the calculation,” Credit Saison and the Company respectively requested an independent financial advisor to calculate the share exchange ratio.  Credit Saison received the statement of calculation of share exchange ratio from Mizuho Securities and the Company from Joji Uchida Certified Public Accountant Office.  Credit Saison and the Company, upon conducting a series of careful consultation and negotiation using the results of the above-said calculations as reference, determined at their respective meetings of the board of directors on March 16, 2015 to execute the Share Exchange using the share exchange ratio set forth above.

(b)	Advice from an independent law firm
Credit Saison appointed Mori Hamada & Matsumoto as its legal advisor and received legal advice regarding the methods and process of Credit Saison’s decision-making and other procedures of the Share Exchange.  Mori Hamada & Matsumoto has no material interest in Credit Saison or the Company.

The Company appointed Kajitani Law Offices as its legal advisor and received legal advice regarding the methods and processes of the Company’s decision-making and other procedures of the Share Exchange.  Kajitani Law Offices has no material interest in Credit Saison or the Company.

(ii)	Measures to avoid conflict of interest
As the Share Exchange is a transaction in which Credit Saison, which holds 71.41% of the voting rights of all shareholders of the Company, will make the Company its wholly-owned subsidiary, there exists a conflict of interest structure.  Accordingly, Credit Saison and the Company have taken the following measures to avoid a conflict of interest with regard to the Share Exchange:

(a)	Obtaining an opinion from a third party committee comprised of independent outside experts with no interest
In order to resolve conflict of interest in the Share Exchange and ensure fairness and transparency in assessing the Share Exchange, the Company established a third-party committee comprised of three independent outside experts with no interest in the Company and its controlling shareholder Credit Saison, namely, Mr. Kenichi Sekiguchi (Senior Advisor of Meiji Yasuda Life Insurance Company), Ms. Kumiko Jinnouchi (attorney of Jinnouchi Law Offices) and Mr. Minoru Hirooka (Certified Public Accountant of Hirooka Certified Public Accountant Office) and the committee conducted a deliberation on the following items: (i) whether the Share Exchange has legitimate purposes that would contribute to the enhancement of the Company’s corporate value, (ii) whether the fairness of the Share Exchange procedure and the appropriateness of the terms of the Share Exchange are ensured and (iii) whether the Share Exchange is not disadvantageous to minority shareholders of the Company.

As a result, the third-party committee submitted a report, stating that no circumstances can be found that the implementation of the Share Exchange is disadvantageous to the Company’s minority shareholders.

(b)	Approval by all directors and statutory auditors of the Company, except directors and auditors with interest
At the meeting of the board of directors of the Company, which resolved the execution of the Share Exchange Agreement, Mr. Kazuyuki Takami, a director of the Company who also serves as the General Manager of the Credit Management of Credit Saison, did not participate in the deliberations and voting for the proposal for the purpose of avoiding conflicts of interest.  Mr. Masaru Sakurai, a part-time audit and supervisory board member of the Company who also serves as a Standing Audit & Supervisory Board Member of Credit Saison, did not participate in the deliberations with respect to the proposal at the same meeting of the board of directors, in order to ensure fairness of the resolution pertaining to such proposal and because of the possibility that he could have a conflict of interest with the Company.  All of the five directors, except the one above, present at such meeting of the board of directors, unanimously resolved to enter into the Share Exchange Agreement.  Of three audit and supervisory board members of the Company, the two, except the one above, opined that they had no objections with respect to the implementation of the Share Exchange.

(4)	Appropriateness of the provisions concerning paid-in capital and capital reserve of Credit Saison
The amount of paid-in capital and capital reserve of Credit Saison which will increase as a result of the Share Exchange is as follows:

(i)	Paid-in Capital:	0 yen
(ii)	Capital Reserve:	Such amount of shareholders’ equity as determined pursuant to Article 39, paragraph (1) of the Company Accounting Regulations
(iii)	Earned Reserve:	0 yen

The above provisions concerning items relating to paid-in capital and capital reserve are decided within the range of the Company Accounting Regulations and other fair accounting standards after considering the financial status of Credit Saison comprehensively and are regarded as appropriate.

(5)	Reference information concerning the exchange consideration
(i)	The provisions of Credit Saison’s Articles of Incorporation
The provisions of Credit Saison’s Articles of Incorporation are as set forth in Attachment: Articles of Incorporation of Credit Saison Co., Ltd.

(ii)	Matters relating to the method of realization of the exchange consideration
(a)	Markets trading the exchange consideration
Credit Saison’s common stock is traded on the First Section of the TSE.
(b)	Parties performing brokering, intermediation, and agency services for transactions of the exchange consideration
Credit Saison’s common stock is brokered and intermediated by financial instruments business operators (securities companies, etc.) nationwide.
(c)	Particulars of restrictions on transfer and other disposition of the exchange consideration
Not applicable.

(iii)	Matters relating to the market value of the exchange consideration
The averages of the closing prices of Credit Saison’s common stock on the First Section of the TSE for the month preceding the record date, for the three months preceding the record date and for the six months preceding the record date, with the record date, being March 13, 2015, are as below:

One month	Three months	Six months
2,236 yen	2,143 yen	2,150 yen

Information concerning the latest market price of Credit Saison’s common stock on the TSE can be obtained at the website of the TSE (http://www.tse.or.jp/), etc.

(iv)	Particulars of Credit Saison’s balance sheet for the fiscal years ended within the past five years
Particulars have been omitted as Credit Saison has filed securities reports in accordance with Article 24, paragraph (1) of the Financial Instruments and Exchange Act.

(6)	Matters relating to the appropriateness of the provisions concerning stock acquisition rights in relation to the Share Exchange
Not applicable.

(7)	Matters relating to financial statements of the parent company
(i)	Particulars of Credit Saison’s financial statements for the most recent fiscal year (the year ended March 31, 2014)
Please see the appendix.

(ii)	Particulars of Credit Saison’s provisional financial statements with the day after the last day of the most recent fiscal year being the temporary closing day
Not applicable.

(iii)
Event that has a significant influence on the status of corporate assets of Credit Saison such as the disposition of important property and the share of significant liabilities after the last day of the most recent financial year

Not applicable.

(8)	Financial statements of the wholly-owned company
Not applicable.

Attachment

ARTICLES OF INCORPORATION OF CREDIT SAISON CO., LTD.

CHAPTER I

GENERAL PROVISIONS

Article 1. (Trade Name)

The name of the Company shall be Kabushiki Kaisha Credit Saison. It shall be written in English Credit Saison Co., Ltd.

Article 2. (Objects)

The objects of the Company shall be to carry on the following businesses:

1.	Sales and mediation of various products such as apparel and accessories, sundry articles, food, wining and dining and accommodations, etc. using credit cards

2.	Installment sales business, credit purchase intermediary business and installments receivable factoring business

3.
Financial business, debt collection business, purchase of debts, management collection business set forth in the Act on Special Measures Concerning the Claims Management and Collection Businesses, guarantee business, credit research business and calculation outsourcing business

4.	General leasing business

5.	Money changing business and sales and purchase, mediation and management of mortgage securities

6.	Purchase and discount of notes, sales and purchase, intermediary and investment of securities, golf membership, tennis membership, hotel membership and gym membership

7.	Issuance, sales and purchase and management of information magnetic recording print card, prepaid payment instrument and various discount coupons

8.	Insurance agent and business related to life insurance sales

9.	Sales and purchase, management, leasing, brokerage, intermediary and appraisal of land and building

10.	Design and supervision, construction and contracting of land formation and building work

11.
Management of culture center, sports facility, hotel, wedding center, general photo business, barber business, beauty salon business, publishing business, hospital and amusement arcade and tourism business

12.	Travel agent business based on the Travel Agency Act

13.
Sales and repair of automobiles and other carrying instrument and management, operation and administration of gas station, parking lots, storage and other various service facilities related to these businesses

14.	Development, manufacturing, operation and sales of computer and its information processing system software

15.	Investment management, business management and general consulting business and marketing business related to investment management and business management

16.	Retail of department store, planning and development of products handled at the department store, wholesale and export/import of these products

17.	Sales of documentary stamps, salt, tobacco and measuring apparatus and antique business

18.	Sales, cooking and processing of alcohol, drinks and food and operation of restaurants

19.	Sales and dispensing of drug, quasi-drug, medical device, chemical industrial drug and cosmetics and medical act

20.	Agency business of internal/external transactions

21.	Dispatching business set forth in the Act for Securing the Proper Operation of Worker Dispatching Undertakings and Improved Working Conditions for Dispatched Workers

22.	Education and training to develop occupational aptitude of human resources

23.	Wedding information business

24.	Trust agency business

25.	Financial instruments intermediary service provider business

26.	Banking agency business

27.	Rental business

28.	Business related to operation of point services

29.	Fund transfer business

30.	All businesses contingent or related to each of above

Article 3. (Location of the principal office)

The Company shall have its principal office in Toshima-ku, Tokyo.

Article 4. (Organization)

The Company will have the following organizations, besides a general meeting of shareholders and Directors:

(1)	Board of Directors

(2)	Members of Audit & Supervisory Board

(3)	Audit & Supervisory Board

(4)	Independent Auditor

Article 5. (Public notice)

Public notices of the Company shall be given on the website. However, in cases where accidents or other unavoidable circumstances prevent the use of the website, they shall be given by inserting them in the Nihon Keizai Shimbun.

CHAPTER II
SHARES

Article 6. (Total number of authorized shares)

The total number of shares which the Company has authority to issue shall be 300,000,000.

Article 7. (Share unit number)

One hundred (100) shares of the Company shall constitute one (1) unit.

Article 8. (Rights of less than one (1) unit of shares)

A holder of shares constituting less than one (1) unit of shares of the Company may not exercise any rights other than those listed below with respect to such shares:

(1)	the rights listed in Article 189, paragraph (2) of the Companies Act;

(2)	the right to request as set forth in Article 166, paragraph (1) of the Companies Act;

(3)	the right to be allotted shares and/or stock acquisition right which is offered by the Company to each shareholder in proportion to the number of shares held by such shareholder; and

(4)	the right set forth in the immediately subsequent Article.

Article 9. (Rights to request sales of shares for less than one (1) unit of shares)

A holder of less than one (1) unit of shares of the Company may require the Company to sell such number of shares that, combined with the less than one (1) unit of shares held by such shareholder, constitutes one (1) unit of shares of the Company.

Article 10. (Acquisitions of its own shares)

In accordance with Article 165, paragraph (2) of the Companies Act, the Company may, by resolution of the Board of Directors, acquire its own shares through market transaction, etc.

Article 11. (Regulations Relating to Shares)

Matters and charges relating to shares of the Company not provided for in the law and regulations and the Articles of Incorporation shall be governed by the Regulations Relating to Shares prescribed by the Board of Directors.

Article 12. (Registration agent)

1.	The Company shall appoint a registration agent with respect to its shares.

2.
The Company shall have its registration agent prepare, maintain, and administer the affairs related to, and the Company shall not itself prepare, maintain, and administer the affairs related to, the Register of Shareholders and the Register of Stock Acquisition Rights.

CHAPTER III

GENERAL MEETING OF SHAREHOLDERS

Article 13. (Convention)

The ordinary general meeting of shareholders of the Company shall be convened in June of each year, and an extraordinary general meeting of shareholders shall be convened as the need arises.

Article 14. (Record date of the ordinary general meeting of shareholders)

The record date of the ordinary general meeting of shareholders of the Company is March 31 of each year.

Article 15. (Convener and president)

1.	The general meeting of shareholders shall be convened and presided over by the President of the Company.

2.
In the case where the President of the Company is unable to act as such, one of the other Directors shall act in his or her place in the order in accordance with a resolution by the Board of Directors.

Article 16. (Providing reference materials for the general meeting of shareholders, etc. by making information available on the internet)

In accordance with the ordinance of the Ministry of Justice, the Company may, in convening a general meeting of shareholders, regard information required to be included or indicated in the reference materials for the general meeting of shareholders, the business report, the financial statements and consolidated financial statements as provided to its shareholders by making such information available to shareholders electronically on the Internet.

Article 17. (Resolution)

1.
Resolution of the general meeting of shareholders shall be adopted by a majority vote of the shareholders who are entitled to exercise their voting rights present, unless otherwise provided for in the laws and regulations or the Articles of Incorporation.

2.
Special resolution provided for in Article 309, paragraph (2) of the Companies Act shall require the presence of the shareholders holding in the aggregate one-third or more of the votes of the shareholders who are entitled to exercise their voting rights and the affirmative vote of two-thirds or more of the votes of the shareholders present.

Article 18. (Voting by proxy)

1.	Shareholders may exercise their rights to vote by appointing as proxy another shareholder of the Company who is entitled to exercise his or her voting rights.

2.	Any shareholder or proxy must notify the Company in writing to verify the proxy at each general meeting of shareholders.

CHAPTER IV

DIRECTORS AND BOARD OF DIRECTORS

Article 19. (Number of directors)

The Company shall have not more than twenty-five (25) Directors.

Article 20. (Election)

1.	Directors are elected by resolution of a general meeting of shareholders.

2.
Resolution of a general meeting of shareholders electing Directors shall require the presence of the shareholders holding in the aggregate one-third or more of the votes of the shareholders who are entitled to exercise their voting rights and the affirmative vote of a majority of the votes of the shareholders present.

3.	Cumulative voting shall not be adopted for the election of Directors.

Article 21. (Term of office)

The term of office of a Director shall expire upon the conclusion of the ordinary general meeting of shareholders pertaining to the last business year which ends within one (1) year following the assumption of office of such Director.

Article 22. (Representative Director and Executive Directors)

1.	The Board of Directors appoints, by resolution, one (1) Representative Director from among the Directors.

2.	The Board of Directors may appoint, by resolution, one (1) Chairman of the Board, Vice Chairman of the Board and President and a few Vice Presidents, Senior Managing Directors and Managing Directors.

Article 23. (Convener and president of the meeting of the Board of Directors)

1.	The meeting of the Board of Directors shall be convened and presided over by the President of the Company, unless otherwise set forth in the laws and regulations.

2.	In the case where the President of the Company is unable to act as such, one of the other Directors shall act in his or her place in the order set by a resolution of the Board of Directors.

Article 24. (Notice convening a meeting of the Board of Directors)

In convening a meeting of the Board of Directors, the notice to that effect shall be sent to each Director and each Member of Audit & Supervisory Board at least three (3) days in advance of the date of such meeting. However, under unavoidable circumstances, the duration may be shortened.

Article 25. (Omission of a resolution)

The Board of Directors shall be deemed to have resolved a proposal if conditions set forth in Article 370 of the Companies Act are fulfilled.

Article 26. (Regulations of the Board of Directors)

Any matters relating to the Board of Directors not provided for in the laws and regulations or the Articles of Incorporation shall be governed by the Regulations of the Board of Directors prescribed by the Board of Directors.

Article 27. (Advisor and counselor)

The Company may, where necessary, appoint advisors and counselors.

Article 28. (Compensation)

Any compensation, bonuses or any other financial benefits (collectively, the “Compensation”) payable to Directors by the Company in consideration for their performance of duties shall be determined by resolution of a general meeting of shareholders.

Article 29. (Limitation of the liabilities of the external Directors)

The Company may, in accordance with Article 427, paragraph (1) of the Companies Act, enter into an agreement with its external Director which limits the liability for compensation of damages incurred due to negligence of such external Director. However, the maximum on the amount of liability under the said agreement is the amount as provided in laws and regulations.

CHAPTER V

MEMBERS OF AUDIT & SUPERVISORY BOARD AND AUDIT & SUPERVISORY BOARD

Article 30. (Number of members of Audit & Supervisory Board)

The Company shall have not more than five (5) members of Audit & Supervisory Board.

Article 31. (Election)

1.	Members of Audit & Supervisory Board are elected by resolution of a general meeting of shareholders.

2.
Resolution of a general meeting of shareholders electing members of Audit & Supervisory Board shall require the presence of the shareholders holding in the aggregate one-third or more of the votes of the shareholders who are entitled to exercise their voting rights and the affirmative vote of a majority of the votes of the shareholders present.

Article 32. (Term of office)

1.
The term of office of a member of Audit & Supervisory Board shall expire upon the conclusion of the ordinary general meeting of shareholders pertaining to the last business year which ends within four (4) years following the assumption of office of such member of Audit & Supervisory Board.

2.
The term of office of a member of Audit & Supervisory Board appointed to fill a vacancy left by a member of Audit & Supervisory Board retiring before the end of his/her term shall be concurrent with the term of office of his/her predecessor.

Article 33. (Standing member of Audit & Supervisory Board)

The Audit & Supervisory Board may, by resolution, elect standing members of Audit & Supervisory Board.

Article 34. (Notice of a meeting of the Audit & Supervisory Board)

In convening a meeting of the Audit & Supervisory Board, the notice to that effect shall be sent to each member of Audit & Supervisory Board at least three (3) days in advance of the date of such meeting. However, under unavoidable circumstances, the duration may be shortened.

Article 35. (Regulations of the Audit & Supervisory Board)

Any matters relating to the Audit & Supervisory Board not provided for in the laws and regulations or Articles of Incorporation shall be governed by the Regulations of the Audit & Supervisory Board prescribed by the Audit & Supervisory Board.

Article 36. (Compensation)

Any Compensation payable to members of Audit & Supervisory Board by the Company shall be determined by resolution of a general meeting of shareholders.

Article 37. (Limitation of liability of external member of Audit & Supervisory Board)

The Company may, in accordance with Article 427, paragraph (1) of the Companies Act, enter into an agreement with its external member of Audit & Supervisory Board which limits the liability for compensation of damages incurred due to negligence of such external member. However, the maximum on the amount of liability under the said agreement is the amount as provided in laws and regulations.

CHAPTER VI

ACCOUNTING

Article 38. (Business year)

The business year of the Company shall be from April 1 of each year to March 31 of the following year.

Article 39 (Record date of the dividend of surplus)

1.	The Company’s record date for the year-end dividend is March 31 of each year.

2.	In addition to the above paragraph, the Company may provide the dividend of surplus by setting a record date.

Article 40. (Interim dividend)

The Company may, by resolution of the Board of Directors, provide interim dividend with September 30 of each year set as the record date.

Article 41. (Statute of limitation of dividend)

1.	If the dividend property is cash, the Company shall be relieved of its liability to pay the money to be distributed upon expiration of three (3) years after the tender of such payments.

2.	The dividend payable will bear no interest.

Revised on June 21, 2011.

2nd Agenda: Election of Six (6) Directors

Upon the closing of the Ordinary General Meeting of Shareholders, all six (6) directors will complete the term of their offices as directors.  Accordingly, we request that you elect six (6) directors.

The profiles of the candidates for directors are set forth below.

Candidate Number	Name (Date of Birth)	Brief Personal History; Position and Assignment in the Company; and Important Concurrent Duties (if any)		Number of the Company’s Shares Owned (shares)
1	Ryosaku Minato (September 23, 1947)	Apr. 1970	Joined Yasuda Fire and Marine Insurance Co., Ltd. (current Sompo Japan Nipponkoa Insurance Inc.)	800
		Apr. 1994	Branch Manager, Aomori Branch, Yasuda Fire and Marine Insurance Co., Ltd.
		Jun. 1999	Manager, Sales Planning Office, Yasuda Fire and Marine Insurance Co., Ltd.
		Apr. 2004	Representative Director and Vice President, Yasuda Fire and Marine Insurance Co., Ltd.
		Sept. 2006	Vice Manager, Alliance Headquarters, Credit Saison Co., Ltd.
		Apr. 2008	President, Environmental Restoration and Conservation Agency
		Nov. 2013	Advisor, the Company
		Apr. 2014	President, the Company (current)
2	Yukio Watanabe (September 17, 1958)	Apr. 1981	Joined Seibu Credit Co., Ltd. (current Credit Saison Co., Ltd.)	300
		Apr. 2007	Manager, Management Planning Dept., JPN COLLECTION SERVICE CO., LTD.
		Feb. 2009	Manager, Business Management Dept., the Company
		Dec. 2011	Director, JPN COLLECTION SERVICE CO., LTD.
		Nov. 2012	Executive Officer, Manager, Sales Management Dept., the Company
		Apr. 2013	Director, Manager, Sales Management Dept., the Company
		Apr. 2014	Representative Senior Managing Director, Business Management Dept., the Company (current)
3	Toshiyasu Suganuma (January 23, 1951)	Apr. 1973	Joined Midoriya (current Credit Saison Co., Ltd.)	12,300
		Jun. 2001	Director, Midoriya
		Apr. 2005	Managing Director, JPN COLLECTION SERVICE CO., LTD.
		Feb. 2009	Managing Director, the Company
		Apr. 2009	Representative Senior Managing Director, the Company
		Jul. 2011	Representative Senior Managing Director, in charge of Business Management Dept. the Company
		Dec. 2011	Director, KINDER NURSERY Co., Ltd.
		Apr. 2014	Representative President, KINDER NURSERY Co., Ltd. (current)
Director, the Company (current)
(Important concurrent duties) KINDER NURSERY Co., Ltd., Representative President
4	Nobuo Miyatake (June 24, 1963)	Apr. 1986	Joined Seibu Credit Co., Ltd. (current Credit Saison Co., Ltd.)	2,100
		Mar. 2001	Branch Manager, Tohoku Branch, Seibu Credit Co., Ltd.
		Mar. 2003	Manager, Corporate Sales Dept., Seibu Credit Co., Ltd.
		Oct. 2005	Manager, Sales Development Dept., JPN COLLECTION SERVICE CO., LTD.
		Feb. 2007	Manager, Sales Promotion Dept. (concurrent), Human Resource Business Dept., JPN COLLECTION SERVICE CO., LTD.
		Apr. 2008	Director, Manager, Sales Promotion Dept., JPN COLLECTION SERVICE CO., LTD.
		Feb. 2011	Representative President, JPN COLLECTION SERVICE CO., LTD. (current)
		Apr. 2011	Director, the Company (current)
(Important concurrent duties) JPN COLLECTION SERVICE CO., LTD., Representative President

5	Masahiro Senba (March 21, 1961)	Apr. 1984	Joined Seibu Credit Co., Ltd. (current Credit Saison Co., Ltd.)	3,400
		Sept. 1990	Full-time staff, Labor Union, Seibu Credit Co., Ltd.
		Oct. 2002	Branch Manager, Hokkaido Branch, Seibu Credit Co., Ltd.
		Apr. 2007	Director, JPN COLLECTION SERVICE CO., LTD.
		Feb. 2009	Director, the Company
		Feb. 2010	Director, Cosmo Support (current Humanplus Company Limited)
		Nov. 2012	Representative President, Humanplus Company Limited (current)
		Apr. 2013	Director, the Company (current)
(Important concurrent duties) Humanplus Company Limited, Representative President
6	Kazuyuki Takami (August 10, 1966)	Apr. 1990	Joined Credit Saison Co., Ltd.	0
		Mar. 2006	Head, Credit Control Center, Credit Saison Co., Ltd.
		Mar. 2010	Head, Credit Management Center, Credit Saison Co., Ltd.
		Mar. 2011	Manager, Credit Management Dept., Credit Saison Co., Ltd.
		Apr. 2012	Director, the Company (current)
		Mar. 2015	Manager, Credit Business Dept. (concurrent) Credit Management Dept., Credit Saison Co., Ltd. (current)

There are no special vested interests between the candidates for directors and the Company.

3rd Agenda: Election of One (1) Substitute Auditor

To prepare for a contingency in which the Company does not have the number of auditors required by laws and regulations, the Company proposes to elect one (1) substitute auditor.

The Audit & Supervisory Board has consented to this agenda.

The profile of the candidate for substitute auditor is set forth below.

Name (Date of Birth)	Brief Personal History; Position and Assignment in the Company; and Important Concurrent Duties (if any)		Number of the Company’s Shares Owned (shares)
Yoichi Takei (June 10, 1961)	Apr. 1993	Registered as attorney at law (Daiichi Tokyo Bar Association )	0
	Apr. 1993	Joined Iwata Godo Law Office
	Apr. 2000	Partner, Meitetsu Sogo Law Office
	Mar. 2008	Partner, Seiwa Meitetsu Law Office (current)
	Jun. 2013	External Director, NIPPON THOMPSON CO., LTD. (current)
(Important concurrent duties) NIPPON THOMPSON CO., LTD. External Director

(Note)	1. There are no special vested interests between the candidate and the Company.

2. Mr. Yoichi Takei is a candidate for external auditor. The Company and its parent Company, Credit Saison Co., Ltd., have received legal services from him and paid him legal fees.

3. The Company nominated Mr. Yoichi Takei as a candidate because the Company expects that he can provide adequate advice on the maintenance of compliance system structure of the Company based on his specialized knowledge as an attorney at law.

4. The Company intends to enter into an agreement, pursuant to Article 423, paragraph (1) of the Companies Act, which limits his liabilities, with Mr. Yoichi Takei when his nomination is approved. The agreement will limit his liabilities to the minimum amount provided for under Article 425, paragraph (1), item (i)(c) of the Companies Act.

General Meeting of Shareholders

Reference Materials (Attached Materials)

Financial Statements, etc. of Credit Saison Co., Ltd. for the Most Recent Business Year

JPN Holdings Co., Ltd.

(Attachment)
BUSINESS REPORT
(From April 1, 2013 through March 31, 2014)

I.  Current Status of the Group
1.  Current Status of Business
(1)  Business Progress and Results
In fiscal 2013, the modest recovery in the Japanese economy continued, with high share prices and a weak yen driven by expectations around a more proactive monetary policy and economic measures, and corporate performance and individual consumption remaining solid.  In the non-bank industry, the principal business sector for CREDIT SAISON Co., Ltd (the “Company”), credit card-based shopping has been growing in step with the expansion of the areas in which credit cards can be used.  However, while the contraction in the market for cash advances brought about by the revision of the Money Lending Business Act is slowing, it has not experienced a full-scale recovery.  As such, the non-bank industry continued to face a challenging business environment.
In this environment, the Company has responded by working to lay the foundations for new growth: we have been expanding cashless settlement services centered on credit cards, enhancing fee-based business centering on our Internet business, and promoting non-bank financial functions, such as our lease and finance businesses.  We have also embarked upon full-scale entry into retail finance businesses in Asia.

Results for the Consolidated Fiscal Year

				(Millions of yen)	(Yen)
	Operating Revenues	Operating Income	Ordinary Income	Net Income	Net Income per Share
FY2013	247,577	36,336	44,426	25,569	139.24
FY2012	244,405	42,312	53,214	32,770	178.45
% Change	1.3%	-14.1%	-16.5%	-22.0%	-22.0%

In the mainstay Credit Service Business, the Company sought to expand its customer base with a view to future earnings, by continuing to bolster efforts to acquire new members for Saison American Express® Card, which is expected to generate high utilization and high spending per transaction and efforts to attract new members using the Internet.  In addition, the Company worked closely with partner merchants to increase card member enrolment in affinity cards, upgrading Mitsui Shopping Park Card Saison, which is issued in partnership with Mitsui Fudosan Co., Ltd. and Mitsui Fudosan Retail Management Co., Ltd., and establishing a single points program and integrated services at 32 facilities operated by the Mitsui Fudosan Group nationwide.  As a result, the number of new card members reached 2.53 million (up 0.7% on the previous fiscal year).
As an initiative to expand card shopping transaction volumes, we implemented joint projects in which the Company and a diverse array of companies in the travel, services, and other sectors encourage customers to use each other’s services by providing special benefits when customers use credit cards.
In addition, we conducted the Regional Revitalization Campaign in collaboration with merchants and other partners in cities and districts including Yaesu/Nihonbashi, Kyoto, and Sapporo, with the aim of creating new sources of consumption through credit card use.  We also increased the number of affiliated merchants through the introduction of the Coiney smartphone settlement service.  Through these and other measures, the card shopping transaction volume increased steadily to 3.8529 trillion yen, up 8.6% year-on-year.  The card shopping revolving credit balance also grew steadily to 267.8 billion yen, a year-on-year increase of 2.9%.

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With a view to expanding the areas in which credit card settlement is used, the Company has partnered with the major drugstore chain cocokara fine Inc. to issue the COCOKARA CLUB CARD, a prepaid Visa card that can be used at Visa-affiliated merchants within Japan and overseas.  As a result of both companies having stepped up card member enrollment, the total number of cards issued since enrollment commenced in April 2013 reached 3.07 million.
Furthermore, in order to bolster the Company’s earning capacity via the Internet, we increased the number of Internet members to 9.95 million (up 16.3% from the end of the previous fiscal year).  In addition, the Company sought to develop new forms of business via the Internet, boosting the volume of transactions by increasing the convenience of the Eikyufumetsu.com online shopping mall, which enables card members to accrue up to 30 times as many Eikyufumetsu Points as if they had used an on-line shopping site directly.  The Company also launched Saison CLO, Japan’s first coupon service linked to card settlement.
However, as a result of the cash advance balance falling to 245.0 billion yen (down 8.4% from the end of the previous fiscal year), due to factors including the impact of the revised Money Lending Business Act, overall operating revenue across the Company’s credit service business declined to 189.679 billion yen (down 0.4% year-on-year).
In the Lease Business, joint campaigns with existing lease business partners and an increase in the number of new partner merchants resulted in an expansion in transaction volume to 114.6 billion yen (up 8.9% year-on-year).
Earnings increased in the Finance Business due to close collaboration with partner financial institutions in terms of both sales and management in the credit guarantee sector, where the balance of credit guarantees rose steadily to 230.0 billion yen (up 16.6% from the end of the previous fiscal year).  In addition, the expansion in the number of Flat 35 mortgage loan transactions implemented and the Saison Asset Formation Loan program also contributed to increased earnings.
In the Real Estate-related Business, earnings increased as a result of a rise in real estate turnover on the back of a recovery in the real estate market and greater sales activity.
Earnings in the Entertainment Business were down due to a fall in sales amount.
Consequently, operating revenues reached 247.577 billion yen (up 1.3% year-on-year).
During fiscal 2013, the Company saw operating expenses rise to 211.241 billion yen (up 4.5% year-on-year), as a result of an increase in upfront investment costs arising from active promotion of new card issuance, coupled with a rise in the allowance for losses on interest repayment.  Consequently, operating income fell to 36.336 billion yen (down 14.1% year-on-year).
Ordinary income declined 16.5% year-on-year to 44.426 billion yen and net income dropped 22.0% from the previous year to 25.569 billion yen.
Net income per share was 139.24 yen.

Results by Business Segment for the Consolidated Fiscal Year

				(Unit: Millions of yen)
	Operating Revenues			Operating Income
	Consolidated FY2012	Consolidated FY2013	% Change	Consolidated FY2012	Consolidated FY2013	% Change
Credit service	190,483	189,679	-0.4%	24,192	14,723	-39.1%
Lease	14,434	14,272	-1.1%	6,147	6,025	-2.0%
Finance	17,327	19,113	10.3%	8,985	10,071	12.1%
Real estate-related	9,807	12,674	29.2%	954	3,898	308.3%
Entertainment	13,597	13,018	-4.3%	2,103	1,612	-23.4%
Total	245,649	248,758	1.3%	42,382	36,330	-14.3%
Adjustment	(1,244)	(1,180)	－	(70)	5	－
Consolidated	244,405	247,577	1.3%	42,312	36,336	-14.1%
*The operating revenues and operating income for each business segment are the figures before adjustment for inter-segment transactions.

Credit Service Business Segment

The businesses in this segment include the Company’s credit card shopping business and servicing (loan collection agency) business.  In the credit card sector, the areas in which people use credit cards are expanding year by year, and the shift away from cash in favor of credit card settlement is continuing, with cards increasingly being used for settlement of small amounts, as well as for online shopping.  On the other hand, it is anticipated that the business environment will continue to be difficult, given that the contraction in the scale of the cash advance market due to revision of the Money Lending Business Act is compelling companies to transform their business models.

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Amid this situation, the Company sought to reinforce its revenue base by expanding cashless settlement services centered on credit cards, as well as enhancing its fee-based business centering on its Internet business, and embarking upon full-scale entry into the retail finance business in Asia.  In addition, the Company has sought to improve operational efficiency by such means as strengthening initiatives to deal with credit risk and revising the cost structure to take account of cost-effectiveness.
However, as a result of earnings from cash advances falling in the wake of the revision of the Money Lending Business Act, among other factors, operating revenues declined to 189.679 billion yen (down 0.4% year-on-year) in fiscal 2013, while operating income fell to 14.723 billion yen (down 39.1% year-on-year).

The statuses of the main businesses in this segment are as follows.

(i) Credit Card Shopping Business

In fiscal 2013, the number of new card members rose to 2.53 million (up 0.7% year-on-year), while the total number of card members stood at 24.75 million (down 0.3% from the end of the previous fiscal year) at the end of fiscal 2013.  The number of active card members for the year was 14.2 million (up 4.3% year-on-year).
The card shopping transaction volume was 3.8529 trillion yen (up 8.6% year-on-year), while the shopping-related revolving credit balance reached 267.8 billion yen (up 2.9% from the end of the previous fiscal year).  On the other hand, the cash advance balance fell to 245.0 billion yen (down 8.4% from the end of the previous fiscal year).

Key Initiatives in the Credit Card Shopping Business During Fiscal 2013

a.  Enhancing Cashless Settlement Services Through Credit Cards

The Company seeks to realize a cashless society through initiatives to break the dominance of the cash market, which represents the dominant transaction settlement method for consumer spending in Japan.  To this end, the Company is working to develop and provide a variety of cashless settlement methods centered on credit cards.
One of the Company’s priority strategies is to enhance premium cards offering prospects for high utilization and high spending per transaction.  Accordingly, we continued to strengthen card member enrollment activities for the Saison American Express® Card series, which features a lineup of four high-status premium cards that can be chosen according to customer lifestyles.  One of these enrollment activities involves forming alliances with various kinds of companies that meet the needs of American Express card members.  By offering card members service-based perks, the Company and its alliance partners can effectively encourage our respective customers to use each other’s services.  Through this approach, the Company strove to expand the number of new card members.
To upgrade the Mitsui Shopping Park Card Saison, which is issued in partnership with Mitsui Fudosan Co., Ltd. and Mitsui Fudosan Retail Management Co., Ltd., the Company established a single points program and integrated services at 32 facilities operated by the Mitsui Fudosan Group nationwide.  The Company has stepped up efforts to encourage mutual referral of customers and card use at the Mitsui Fudosan Group’s commercial facilities by extending the scope of the points program and special offers for members to encompass the COREDO Nihonbashi and COREDO Muromachi commercial facilities in central Tokyo, in addition to the LaLaport and Mitsui Outlet Park suburban shopping malls covered by these programs hitherto.  At the same time, with a view to bringing in business in the corporate settlement market, the Company has formed an alliance with Concur Japan, Ltd., provider of the Concur cloud-based expense management solution.  The Company has sought to promote a shift to cashless settlement in a range of corporate transactions by supporting a substantial decrease in the work involved in expense management, in combination with the introduction of the Company’s own corporate cards.
As well as using web-based channels to step up the enrollment of card members with a high card utilization rate, the Company worked with partner companies to enroll card members and expand sales at partner companies.  Initiatives in this area included offering discounts and double points at affiliated retailers, and allowing card members to exchange Eikyufumetsu Points for gift certificates that can be used at affiliated merchants.

3

The Regional Revitalization Campaign was another initiative to encourage greater card use, in which the Company partnered with department stores, specialty stores, and other retail outlets in such areas as Shibuya, Sendai, Ikebukuro, Yaesu/Nihonbashi, Kyoto, Sapporo, and Tenjin, as well as with other card companies.  This campaign featured measures aimed at revitalizing consumption and increasing customer and merchant satisfaction, with the objective of promoting card use and increasing sales for retailers, thereby contributing to the revitalization of the districts concerned.
At the same time, with a view to expanding the areas in which credit card settlement is used, the Company has partnered with the major drugstore chain cocokara fine Inc. to issue the COCOKARA CLUB CARD, Japan’s first prepaid Visa card that can be used at Visa-affiliated merchants within Japan and overseas.  As a result of both companies having stepped up card member enrollment, the total number of cards issued since enrollment commenced in April 2013 reached 3.07 million.  As well as functioning as a loyalty card that allows card members to accumulate bonus points at the company’s stores, it can be used for shopping at Visa-affiliated merchants worldwide, up to the amount loaded onto the card in advance.  This offers a new, more convenient means of shopping at drugstores, where cash has tended to be the main form of payment until now.
The Company has also introduced the Coiney smartphone settlement service offered by Coiney, Inc.  The Company began soliciting affiliated merchants in April 2013 and acquired a stake in Coiney, Inc. that August, thereby strengthening joint business development by the two companies.  The Company is striving to speed up efforts to diversify card usage situations that make effective use of the unique functionality of smartphones, as well as aiming to further expand the credit card settlement market.
Going forward, in addition to the Company’s existing range of credit cards, the Company will aim to establish other sources of earnings in the cashless settlement market by enhancing prepaid services and other new settlement services.

b.  Enhancing Fee-based Business via the Internet

In order to revitalize consumer spending through the provision of online shopping and other user-friendly Internet services, the Company is seeking to increase the number of Internet members, who form the basis of the Company’s Internet business.  The total number of Internet members stood at 9.95 million at the end of fiscal 2013 (up 16.3% from the end of the previous fiscal year).
The Eikyufumetsu.com online shopping mall enables card members to accrue up to 30 times as many Eikyufumetsu Points as if they had used an online shopping site directly.  With the service entering its 7th year of operation, the Company positioned fiscal 2013 as the second establishment period of Eikyufumetsu.com.  As well as increasing convenience by augmenting the product search function and releasing the Eikyufumetsu.com Points Declaration, which freed card members from the requirement to use Eikyufumetsu.com to access online shopping sites, the Company strove to increase transaction volumes by bolstering communications with customers, including sending e-mails to users of the site.
With a view to developing an Internet business following on from Eikyufumetsu.com, the Company is steadily increasing its range of services through such initiatives as the launch of Saison CLO, Japan’s first coupon service linked to card settlement.  In addition, the Company has worked with VALUES, Inc. on the joint development of eMark+Lite, a research tool that analyzes the online activity history of Internet users.  The goal of this is to provide a solution that will enable companies to identify ways of increasing traffic to their sites.
In the rapidly changing Internet business sector, the Company will continue to move nimbly to form partnerships with both major Internet companies that have outstanding content and platforms, and start-ups that have new technologies.  Through these partnerships, the Company will build a business model that will generate earnings from a range of online services.

c.  Credit Risk Management

The Company continues to accumulate healthy receivables by taking steps to recover overdue receivables swiftly and continuing to ensure payment of receivables through credit counseling.  Another approach the Company employs is to encourage customers to make advance deposits into their remitting accounts by no later than the payment deadline, in order to prevent receivables from becoming overdue.  The Company carries out a range of measures during initial and intermediate credit checks, with the goal of providing appropriate credit that takes various environments into account.  Through these measures, the Company aims to achieve further growth in high-quality receivables.
Consequently, the Company is making steady progress in improving the state of its receivables. It will continue to implement thorough credit control that achieves a balance between revenue and risk, by strengthening its credit and debt recovery systems to take account of various changes in the environment.

4

d.  Full-scale Entry into Retail Finance in Asia

In April 2013, the Company established a consulting company in Hanoi, Vietnam.  In doing so, it aims to support local companies in developing the retail finance business, by offering them the know-how that it has cultivated within Japan in such fields as credit cards, installment purchases, and loans.  The Company’s ultimate objective is to embark upon full-scale entry into the retail finance business in the fast-growing Asian region.  As well as seeking to commercialize its support services for the retail finance business, the Company will cultivate its expertise to ensure that it meets market needs in the Asian region.
In December 2013, the Company began participating in the Global Payment Fund.  This investment fund is the first of its kind in Japan and is dedicated to payment ventures.  It was established jointly by online payment processing company GMO Payment Gateway, Inc. and venture capital/incubation company GMO VenturePartners, Inc., which are both part of the GMO Internet Group.  The Company is seeking to expand its local network by gaining a toehold in the payments field, which is developing rapidly amid the remarkable growth being seen in fast-growing Southeast Asia.
Going forward, the Company will continue to lay the foundations of its medium- to long-term overseas strategy, with a view to expanding into non-bank fields in Indonesia and Singapore, among other countries.

e.  New Developments and Future Initiatives

In December 2013, the Company began field trials of an O2O (Online to Offline) platform linked to an NTT DoCoMo, Inc. app that offers points for visiting shops.  After downloading the app onto their smartphones, users earn points just by visiting participating stores.  The points accumulated can then be exchanged for gift vouchers and other special offers.  At the same time, participating stores can identify the attributes of those visiting the store and send out store information and coupons tailored to customer attributes.
In this O2O field trial, the Company is examining purchasing trends among users after they visit each store, and will use this information in the full-scale development of an O2O customer referral service aimed at card members.

(ii) Servicing (Loan Collection Agency) Business

The Company’s subsidiary JPN Holdings Co., Ltd. is mainly involved in contract-based servicing of small, unsecured loans.  New sales contracts rose, after it sought to expand its business in the fields of factoring, agency services concerning auto loan receivables, and services for government ministries and agencies.  However, with non-bank companies – its main clientele – improving the soundness of their receivables and bringing receivables management in-house, the number of contracts from existing clients fell, resulting in reduced earnings throughout this business.

Lease Business Segment

According to statistics released by the Japan Leasing Association, the total value of contracts for the leasing industry as a whole in fiscal 2013 was 5.2971 trillion yen (up 8.3% year-on-year).
During the same period, the Company’s contracts totaled 114.6 billion yen (up 8.9% year-on-year).  The main factors behind this were joint campaigns with existing lease business partners and an increase in the number of new partner merchants, coupled with efforts to expand marketing channels for LED lighting and other energy-saving products in the rental business.  Operating revenues declined to 14.272 billion yen (down 1.1% year-on-year) and operating income fell to 6.025 billion yen (down 2.0% year-on-year).

Finance Business Segment

This segment is composed of the Company’s credit guarantee business and its finance-related business.  On the credit guarantee business side, both the value of guarantees executed and the guarantee balance increased, due to strengthened collaboration with partner financial institutions.  In the finance-related business side, the Company’s Flat 35 long-term fixed-rate mortgage loans (the receivables of which are acquired and securitized by the Japan Housing Finance Agency) contributed to earnings.  As a result, operating revenues for fiscal 2013 increased to 19.113 billion yen (up 10.3% year-on-year), while operating income rose to 10.071 billion yen (up 12.1% year-on-year).
The statuses of the main businesses in this segment are as follows.

5

(i) Credit Guarantee Business

The Company focused on securing high-quality transactions through close collaboration with partner financial institutions in terms of both sales and management, particularly in the area of guarantee business for unsecured free loans on deed approach to individual customers.
The Company sought to build a finely-tuned partnership framework with regional financial institutions through free-loan guaranteed products for which the loan purposes were expanded to include business finance.  As a result, the Company formed new partnerships with 26 regional financial institutions in fiscal 2013, bringing the total number of partner institutions to 368 (up 20 from the end of the previous fiscal year), and the guarantee balance (before deduction of the allowance for loss on guarantees) rose to 230.0 billion yen (up 16.6% from the end of the previous fiscal year).

(ii) Other Finance Related Business

The Company has been handling Flat 35 loans since March 2009.  The market has reacted favorably to the Company’s continuing provision of 100% financing for the purchase price of a house via the combined use of the Flat 35 Plus scheme (a combined loan product for the 10% of customers not covered by the Flat 35 loan system), its perks for card members, and the trust and sense of security toward the Company that have developed through its credit card business.  As a result, the number of transactions reached 2,692 (up 52.6% year-on-year), with a value totaling 75.9 billion yen (up 57.6% year-on-year), while the loan balance (balance after transfer of receivables to the Japan Housing Finance Agency) rose to 218.6 billion yen (up 42.5% from the end of the previous fiscal year).
In January 2013, the Company began offering the Saison Asset Formation Loan.  Through collaboration with the Company’s business partners, the number of transactions during fiscal 2013 reached 1,214, with a value totaling 27.8 billion yen, while the loan balance stood at 31.9 billion yen.
The balance of receivables in the Company’s other finance-related business reached 105.4 billion yen (up 48.8% from the end of the previous fiscal year) at the end of consolidated fiscal 2013.

Real Estate-related Business Segment

This segment consists of the real estate business, the real estate leasing business and other businesses.  Due to the recovery in the real estate market and greater sales activity, operating revenues for consolidated fiscal 2013 increased to 12.674 billion yen (up 29.2% year-on-year), while operating income rose to 3.898 billion yen (up 308.3% year-on-year).

Entertainment Business Segment

This segment consists of the amusement business and other operations.  The Company is striving to create sound, safe and comfortable amusement facilities that have the backing of their communities.  Operating revenues for fiscal 2013 fell to 13.018 billion yen (down 4.3% year-on-year), while operating income declined to 1.612 billion yen (down 23.4% year-on-year).

(2)  Capital Expenditure
The Company made capital expenditure on the development of shared core systems, as well as investments in systems for the expansion of Internet service functions for card members.

(3)  Fund Procurement
The Bank of Japan’s aggressive fiscal easing measures increased the loan capacity of financial institutions.  The fund procurement environment for companies continued to be favorable, and market interest rates remained low.
Under these conditions, in order to prepare for fluctuations in financial markets, the Company drew down loans and issued bonds with even longer repayment and redemption terms and continued its commitment lines with financial institutions.  The Company will continue to procure funds with an emphasis on stability.

6

(4)  Issues to be Addressed
Economic conditions facing the group continue to be challenging, including changes in the Company’s earnings structure in the card business from the effects of legal regulation such as the revised Money Lending Business Act, as well as the intensification of competition in the settlement business due to new entry by entrants from outside their industries into fields for credit cards and electronic money, prepaid cards, and joint point services.
Under these conditions the Company aims to become a non-bank company that can adapt to changes, through activities that will lay the foundations for sustainable growth, such as providing a wide variety of settlement services including credit card settlement, strengthening non-bank businesses such as leasing and financing, expanding fee-based business through our Internet business, and embarking upon full-scale entry into Asia.
We will work to secure new sources of revenue by promoting initiatives targeting all types of settlement services to enhance our sales to corporate customers, while maintaining our business model taking advantage of our traditional ability to expand our customer base of individual card members through our superior expertise in acquiring new card members.
The Company will work to maximize our corporate value through the pursuit of collaborative management that serves to grow sales for our partner-companies through multifaceted business fields for a wide range of customers comprising companies and individuals, both in and out of Japan.

As of the end of fiscal 2013, the Group’s issues to be addressed and various initiatives are as follows.

(i) Expanding cashless settlement services centered on credit cards
The Company and the Credit Saison Group, including joint ventures, will expand their customer base by exercising their respective strengths in such areas as the acquisition of new members, processing services, and credit and collection operations.  To enhance card perks, create services popular with customers, and increase our market share we are also forming service alliances with successful companies, irrespective of capital affiliation and company scale.
In order to increase our share in the market for the settlement of corporate business transactions, we are promoting a shift toward cashless settlement in various corporate business transactions, by supporting a drastic reduction in the workload of expense management for companies and individual business owners through settlement with our corporate and other cards, in partnership with companies that provide solution tools for corporations.
At the same time, we will continue to undertake initiatives aiming to become the number one company in the cashless settlement market by introducing measures to realize a cashless society via multifaceted initiatives such as encouraging the use of credit cards, issuing prepaid cards, providing smartphone settlement services, settlement agency functions, and points business.

(ii) Enhancing fee-based business centering on Internet business
As initiatives for the Internet market, that is expected to continue to grow significantly, we will work to increase usage of the points site Eikyufumetsu.com and develop new Internet services such as the coupon service Saison Clo by further growing our Internet members and forming flexible partnerships with both major Internet companies and start-ups that have new technologies.  In this way, the Company will build a fee business that will generate earnings from a range of online services.
Additionally, by using our customer base comprising 25 million card members and 10 million Internet members, we will work to build new advertising and marketing business taking advantage of various data such as customer attributes, card use history, and online activity history.

(iii) Promoting non-bank business, including the lease and finance businesses
In addition to credit card business, we will also promote a broad range of non-bank business, such as lease and rental providing office automation equipment and LED lighting matching the capital expenditure plans of business operators, partnering with local financial institutions for guarantee business for unsecured free loans on deed approach to individual customers, Flat 35 loans with special benefits for card members, and Saison Asset Formation Loans to support the purchase of condominiums for investment purposes, to realize diversity in our revenue sources, and undertake initiatives to structure the Company’s business so that it is resilient to changes in legal regulations and market conditions.

(iv) Full-scale entry into retail finance in Asia
In Vietnam and other fast growing countries in Asia we are implementing business plans taking advantage of our know-how that we have built up in Japan in such fields as credit card business, installment purchases, and loan business, tailored to the needs of markets in Asia, and we will aim to commercialize our retail finance business as soon as possible.
We will also expand our local networks and business fields through partnerships with leading Japanese companies and local companies, and lay the foundations of our medium- to long-term overseas strategy with a view to expanding into non-bank fields in Indonesia and Singapore, among other countries.

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(v) Strengthening the credit risk management system and developing leaner business operations
While on the one hand appropriating resources to measures to prevent persons from accumulating too many debts, we will improve our operation structure from the initial screening through collection on an ongoing basis, target enhancement of an effective and efficient credit and recovery system, and flexibly revise our credit check standards in response to changes in the market environment.  Through these measures, the Company will continuously strive to ensure the soundness of its receivables.
Additionally, by improving the efficiency of services through the use of IT and implementing measures taking into account the balance between cost and effectiveness, we will aim to develop a leaner business structure.

(vi) Enhancing and bolstering corporate governance
We recognize that, along with the achievement of business objectives, the reinforcement of corporate governance is vital for obtaining the understanding and support of all our stakeholders - our customers, business partners, employees, as well as shareholders.  The Company is developing internal control systems and compliance systems to increase management transparency and strengthen management supervisory functions.
The Company will continue to undertake initiatives for compliance and implementation of all laws, regulations, and rules, including those laws and regulations directly connected to the group’s business, company-wide measures for the appropriate management of personal information, and measures to ensure the security and stability, as well as efficiency, of systems enabling customers to use credit cards with peace of mind.
Going forward we will continue to expand information sharing among group companies and strengthen our group management systems, and progress with enhancement of a governance system that aims to contribute to the improvement of consolidated corporate value.

2.  Assets and Liabilities

Category	61st Term (April 2010- March 2011)	62nd Term (April 2011- March 2012)	63rd Term (April 2012- March 2013)	64th Term (Fiscal 2013) (April 2013- March 2014)
Operating revenues (millions of yen)	285,712	244,009	244,405	247,577
Ordinary income (millions of yen)	33,762	38,590	53,214	44,426
Net income (millions of yen)	12,829	9,453	32,770	25,569
Net income per share (yen)	69.86	51.48	178.45	139.24
Total assets (millions of yen)	2,231,246	2,155,906	2,141,802	2,286,099
Net assets (millions of yen)	347,915	355,727	394,868	422,986

8

3.  Major Subsidiaries

Company Name	Capital (millions of yen)	Voting Rights Ratio (%)	Main Business
Tokutei Mokuteki Kaisha MAPJ	4,680	* 100.0	Real estate business
SAISON FUNDEX CORPORATION	4,500	100.0	Money lending business
Concerto Inc.	2,216	* 100.0	Amusement business management, membership club management, and real estate lease business
JPN COLLECTION SERVICE CO., LTD.	1,053	* 100.0	Servicing (receivables collection agency)
JPN Holdings Co., Ltd.	1,000	71.4	Pure holding company
Atrium Servicing Co., Ltd.	500	* 100.0	Real estate business
Qubitous Co., Ltd.	100	51.0	Credit card business
Humanplus Company Limited	82	* 100.0	Personnel dispatch business
Atrium Co., Ltd.	50	* 100.0	Real estate business and real estate lease business
Atrium Realty Co., Ltd.	25	100.0	Real estate business and real estate lease business
Hayabusa Trust Co., Ltd.	10	* 100.0	Real estate business
K.K. Kindernursery	10	* 100.0	Childcare business
AIC Co., Ltd.	3	* 100.0	Real estate business and real estate lease business
Y.K. Grande Trust Nine	3	* 100.0	Real estate business
Y.K. AW3	3	* 100.0	Real estate business
Y.K. PAMJ	3	* 100.0	Real estate business
G.K. ARS	0	* 100.0	Real estate business
T.K. partnership in which Y.K. Value Balance is the proprietor	－	* 100.0	Real estate business and real estate lease business

(Notes)	1.	The asterisk symbol (*) in the voting rights ratio column includes voting rights indirectly held by subsidiaries.
2.
At the meeting of the Board of Directors held on February 29, 2012, the Company further divided the businesses of Atrium Co., Ltd. that would be continued and those that would be withdrawn from.  On that basis, the Company passed a resolution with respect to the real estate held by Atrium Co., Ltd. for commercial purposes to carry out broad revision of the real estate redevelopment policy and reclassify the real estate portfolio through the company split.

Pursuant to the aforementioned policy, the Company newly established a preparatory company as a wholly owned subsidiary in April 2012 and we succeeded to the short-term turnover type real estate liquidation business for the small and medium size properties and businesses centering on the special servicing business from Atrium Co., Ltd as of September 1, 2012 by means of an absorption-type merger.
Please note that the trade name of the preparatory company was changed to Atrium Co., Ltd. as of the same date.
At the same time, the real estate business classified as being withdrawn from, which mainly consisted of offices, commercial properties, or large-sized development projects, were left where they were, and the company which had the trade name Atrium Co., Ltd. until that point changed its trade name to Atrium Realty Co., Ltd. as of September 1, 2012.  Atrium Realty Co., Ltd. will redevelop and sell, etc. such real estate with the investment and cooperation of major real estate companies, and Atrium Realty Co., Ltd. will ultimately be wound up.

9

4.  Content of Main Business (as of March 31, 2014)
(1)	Credit service business:	Including credit card shopping business and servicing (loan collection agency) business
(2)	Lease business:	Lease business
(3)	Finance business:	Credit guarantee business and other finance-related business
(4)	Real estate-related business:	Including real estate business and real estate lease business
(5)	Entertainment business:	Amusement business and other businesses

  5.  Main Offices (as of March 31, 2014)
(1) The Company’s main offices
	Name	Location		Name	Location
1	Hokkaido Branch	Chuo-ku, Sapporo City	8	Kansai Branch	Chuo-ku, Osaka City
2	Tohoku Branch	Aoba-ku, Sendai City	9	Chushikoku Branch	Chuo-ku, Hiroshima City
3	Kitakanto Branch	Omiya-ku, Saitama City	10	Kyushu Branch	Hakata-ku, Fukuoka
4	Higashikanto Branch	Funabashi City	11	Receivables Management Center	Bunkyo-ku, Tokyo
5	Tokyo Branch	Bunkyo-ku, Tokyo	12	Credit Management Center	Toshima-ku, Tokyo
6	Kanagawa Branch	Nishi-ku, Yokohama City	13	Consulting Center	Chuo-ku, Osaka City
7	Tokai Branch	Nakamura-ku, Nagoya City

(2) Offices of subsidiaries
	Name	Head Office	Main Offices and Shops, etc.
1	Tokutei Mokuteki Kaisha MAPJ	Minato-ku, Tokyo	－
2	SAISON FUNDEX CORPORATION	Toshima-ku, Tokyo	Sales Department (Osaka)
3	Concerto Inc.	Toshima-ku, Tokyo	Amusement facilities (Aomori: 1; Miyagi: 1; Tochigi: 3; Saitama: 5; Chiba: 2; Tokyo: 6; Niigata: 4) Membership clubs (Tokyo: 1) Lease properties (Chiba: 2; Tokyo: 3; Kanagawa: 3; Niigata: 1)
4	JPN COLLECTION SERVICE CO., LTD.	Toshima-ku, Tokyo	Centers (Hokkaido, Tokyo, Niigata, and Osaka)
5	JPN Holdings Co., Ltd.	Toshima-ku, Tokyo	－
6	Atrium Servicing Co., Ltd.	Chiyoda-ku, Tokyo	－
7	Qubitous Co., Ltd.	Toshima-ku, Tokyo	Credit centers (Tokyo and Osaka)
8	Humanplus Company Limited	Toshima-ku, Tokyo	Centers (Tokyo, Niigata, and Osaka)
9	Atrium Co., Ltd.	Chiyoda-ku, Tokyo	Branches and offices (Miyagi, Aichi, Osaka, and Fukuoka)
10	Atrium Realty Co., Ltd.	Chiyoda-ku, Tokyo	Branches and offices (Fukuoka)

10

11	Hayabusa Trust Co., Ltd.	Chiyoda-ku, Tokyo	－
12	K.K. Kindernursery	Toshima-ku, Tokyo	Childcare facilities (Chiba: 2; Tokyo: 2; Kanagawa: 8)
13	AIC Co., Ltd.	Chiyoda-ku, Tokyo	－
14	Y.K. Grande Trust Nine	Chiyoda-ku, Tokyo	－
15	Y.K. AW3	Chiyoda-ku, Tokyo	－
16	Y.K. PAMJ	Machida City, Tokyo	－
17	G.K. ARS	Chiyoda-ku, Tokyo	－
18	T.K. partnership in which Y.K. Value Balance is the proprietor	Chiyoda-ku, Tokyo	－

11

6.  Employees (as of March 31, 2014)
(1)	Credit Saison Group employees
Segment	Number of Employees	Change Since End of Fiscal 2012
Credit service business	2,669	(8)
Lease business	167	15
Finance business	158	19
Real estate-related business	259	(11)
Entertainment business	290	(17)
For the whole company (common)	146	2
Total	3,689	－
(Note)
The group employs contract employees, part-time employees, and casual employees in addition to the above employees.  The average number of such employees during the term was 5,210 (calculated at a rate of 7.75 hours per day).

(2)	The Company’s employees
Gender	Number of Employees	Change Since the End of Fiscal 2012	Average Age (years)	Average Continuous Years of Employment (years)
Male	612	32	38.6	12.2
Female	1,395	37	35.1	10.1
Total or average	2,007	69	36.1	10.7
(Note)
The group employs contract employees, part-time employees, and casual employees in addition to the above employees.  The average number of such employees during the term was 1,457 (calculated at a rate of 7.75 hours per day).

7.  The Company’s Principal Lenders (as of March 31, 2014)
Lender	Balance of Borrowing (million yen)
Mizuho Bank, Ltd.	141,009
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	84,170
Sumitomo Mitsui Banking Corporation	74,280
Sumitomo Mitsui Trust Bank, Limited	51,970
Mitsubishi UFJ Trust and Banking Corporation	47,100

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II.  Current Status of the Company
1.  Shares (as of March 31, 2014)
(1)	Total number of authorized shares	300,000,000

(2)	Total number of issued and outstanding shares	185,444,772

(3)	Number of shareholders	13,150

(4)	Major shareholders (top 10)
Name	Number of Shares (thousand)	Ownership Percentage (%)
Mizuho Bank Ltd.	24,768	13.49
The Master Trust Bank of Japan Ltd. (trust account)	20,598	11.22
Japan Trustee Service Bank Ltd. (trust account)	11,307	6.16
STATE STREET BANK AND TRUST COMPANY	8,162	4.45
BNP Paribas Securities (Japan) Limited	3,500	1.91
THE CHASE MANHATTAN BANK 385036	3,078	1.68
THE BANK OF NEW YORK MELLON SA/NV 10	2,976	1.62
STATE STREET BANK AND TRUST COMPANY 505017	2,630	1.43
Trust & Custody Services Bank, Ltd. (Security Invest Trust Account)	2,596	1.41
THE CHASE MANHATTAN BANK, N.A. LONDON SECS LENDING OMNIBUS ACCOUNT	2,242	1.22
(Note) The ownership percentage is calculated based on the number of shares outstanding excluding treasury shares (1,735,974 shares)

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2.  The Company’s Officers
(1) Directors and statutory auditors (as of March 31, 2014)
Position	Name	Area of Responsibility	Principal Concurrent Duties
President and CEO	Hiroshi Rinno	Head of Audit Office and Credit Card Division	－
Representative, Executive Vice President	Teruyuki Maekawa	Head of Public Relations Office, General Affairs Dept., Strategic Human Resources Dept., and System Planning Dept.	Director, Chairman of Atrium Co., Ltd. Director, Chairman of Atrium Realty Co., Ltd. Director of Qubitous Co., Ltd. Director of Shizugin Saison Card Co., Ltd.
Representative, Senior Managing Director	Naoki Takahashi	Head of Corporate Planning Dept., Internet Business Division and Overseas Business Division	－
Managing Director	Haruhisa Kaneko	Head of Compliance Dept. and Credit Division. General Manager, Credit Division	－
Managing Director	Hiroshi Yamamoto	Head of Customer Satisfaction Promotion Office, Finance Division. Responsible for the Commercial Payment Promotion Dept. and Mizuho-Alliance Development Dept.	Director of Atrium Co., Ltd. Director of Atrium Realty Co., Ltd.
Managing Director	Masahiro Yamashita	Head of Sales Development Division. Responsible for the Amex Promotion Dept. Alliance Development Dept.	Director of IDEMITSU CREDIT CO., Ltd. Director of UC Card Co., Ltd.
Managing Director	Junji Kakusho	General Manager, Credit Card Division. Responsible for the Internet Business Division	－
Director	Kazuhiro Hirase	General Manager, Sales Development Division	－
Director	Sadamu Shimizu	General Manager, Finance Division. Responsible for the Processing Business Dept. and Retail Business Dept.	Vice President and Representative Director of Daiwa House Financial Co., Ltd.
Director	Akihiro Matsuda	Responsible for the Overseas Management Dept.	－
Director	Teruhisa Aoyama	Head of Treasury & Account Dept. Responsible for the Corporate Planning Dept.
Audit & Supervisory Board Member of Atrium Co., Ltd.
Audit & Supervisory Board Member of Atrium Realty Co., Ltd.
Audit & Supervisory Board Member of Shizugin Saison Card Co., Ltd.
Audit & Supervisory Board Member of Seven CS Card Service Co., Ltd.

Director	Yoshihisa Yamamoto	Responsible for the System Planning Dept.	－
Director	Tatsunari Okamoto	Responsible for the Affinity Business Dept., Web Branch, Card Finance Dept.	－
Director	Katsumi Mizuno	Responsible for the Business Planning Dept. General Manager, Overseas Business Division	－

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Position	Name	Area of Responsibility	Principal Concurrent Duties
Director	Yasuhisa Ueno	－	Adviser of Takashimaya Company, Limited Director and Chairman, Takashimaya Singapore Ltd. Chairman, Shanghai Takashimaya Co., Ltd.
Standing Audit & Supervisory Board Member	Yoshitaka Murakami	－	Audit & Supervisory Board Member of Qubitous Co., Ltd. Audit & Supervisory Board Member of SAISON FUNDEX CORPORATION
Standing Audit & Supervisory Board Member	Masaru Sakurai	－	Audit & Supervisory Board Member of Concerto Inc. Audit & Supervisory Board Member of JPN Holdings Co., Ltd. Audit & Supervisory Board Member of JPN COLLECTION SERVICE CO., LTD.
Audit & Supervisory Board Member	Yoshirou Yamamoto	－	Director of Yasuda Real Estate Co., Ltd. Audit & Supervisory Board Member of SEIKO EPSON CORPORATION
Audit & Supervisory Board Member	Atsushi Toki	－	Audit & Supervisory Board Member of Maruyama Mfg. Co., Inc. Audit & Supervisory Board Member of MIDORI ANZEN CO., LTD. Audit & Supervisory Board Member of NIPPON STEEL & SUMIKIN TEXENG. CO., LTD.
(Notes)	1.	Changes in directors in fiscal 2013
(1)	Takayoshi Yamaji, Managing Director, resigned as of May 29, 2013.
(2)	Katsumi Mizuno was newly appointed and assumed office at the 63rd Ordinary General Meeting of Shareholders on June 26, 2013.
2.	Changes in directors after the end of fiscal 2013 (position, area of responsibility, and concurrent duties)
Position	Name	Area of Responsibility and Concurrent Duties	As of
Managing Director	Masahiro Yamashita	Assumed office as Director of Takashimaya Credit Co., Ltd.	May 27, 2014
Director	Teruhisa Aoyama	Assumed office as Audit & Supervisory Board Member of Takashimaya Credit Co., Ltd.	May 27, 2014
3.	Yasuhisa Ueno, Director, is an outside director as provided in Article 2, item (xv) of the Companies Act.
4.
Audit & Supervisory Board Members Yoshitaka Murakami, Masaru Sakurai, and Atsushi Toki are outside statutory auditors provided in Article 2, item (xvi) and Article 335, paragraph (3) of the Companies Act.

5.
A notice has been filed with the Tokyo Stock Exchange for Audit & Supervisory Board Members Yoshitaka Murakami, Masaru Sakurai, and Atsushi Toki designating them as independent officers who do not pose a risk of a conflict of interest with ordinary shareholders, as required by the Tokyo Stock Exchange.

15

(2) Remuneration for directors and Audit & Supervisory Board members in fiscal 2013
Position	Number of People	Amount of Remuneration, etc. (million yen)
Directors	16	502
(number of outside directors included)	(1)	(8)
Statutory auditors	4	42
(number of outside statutory auditors included)	(3)	(34)
Total	20	544
(Notes)	1.	Remuneration paid to employees who hold concurrent positions as directors is not included in the above figures.
2.	Officer bonuses of 120 million yen (directors: 120 million yen) are not included in the above figures.
3.
At the 57th Ordinary General Meeting of Shareholders held on June 23, 2007, it was resolved that the maximum annual remuneration for directors shall not exceed 750 million yen (with the amount for outside directors not to exceed 50 million yen) and the maximum annual remuneration for statutory auditors shall not exceed 150 million yen (however, remuneration paid to employees who hold concurrent positions as directors is not included in such amounts).

4.	In addition to the foregoing, outside officers serving concurrently as officers at subsidiaries receive a total of 1 million yen in remuneration from those subsidiaries.
5.	There were 15 directors and 4 Audit & Supervisory Board members as of the end of fiscal 2013.

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(3) Outside directors and outside statutory auditors
(i) Material concurrent positions held by outside directors and outside statutory auditors
Position	Name	Company, etc. Where Concurrent Position is Held	Details of Position	Relationship with the Company
Outside Director	Yasuhisa Ueno	Takashimaya Company, Limited	Adviser	The Company issues credit cards for customers of Takashimaya Company, Limited and holds a stake in its subsidiary, Takashimaya Credit Co., Ltd., with 33.4% of the voting rights.
		Takashimaya Singapore Ltd.	Chairman and Director	There is no relationship in particular between Takashimaya Singapore Ltd. and the Company.
		Shanghai Takashimaya Co., Ltd.	Chairman	There is no relationship in particular between Shanghai Takashimaya Co., Ltd. and the Company.
Outside Statutory Auditor	Yoshitaka Murakami	Qubitous Co., Ltd.	Outside Statutory Auditor	Qubitous Co., Ltd. is a subsidiary of the Company and carries out business in the same category as the Company.
		SAISON FUNDEX CORPORATION	Outside Statutory Auditor	SAISON FUNDEX CORPORATION is a subsidiary of the Company and carries out business in the same category as the Company.
Outside Statutory Auditor	Masaru Sakurai	Concerto Inc.	Outside Statutory Auditor	Concerto Inc. is a subsidiary of the Company.
		JPN Holdings Co., Ltd.	Outside Statutory Auditor	JPN Holdings Co., Ltd. is a subsidiary of the Company and carries out business in the same category as the Company.
		JPN COLLECTION SERVICE CO., LTD.	Outside Statutory Auditor	JPN COLLECTION SERVICE CO., LTD. is a subsidiary of the Company and carries out business in the same category as the Company.
Outside Statutory Auditor	Atsushi Toki	Maruyama Mfg. Co., Inc.	Outside Statutory Auditor	There is no relationship in particular between Maruyama Mfg. Co., Inc. and the Company.
		MIDORI ANZEN CO., LTD.	Outside Statutory Auditor	There is no relationship in particular between MIDORI ANZEN CO., LTD. and the Company.
		NIPPON STEEL & SUMIKIN TEXENG. CO., LTD.	Outside Statutory Auditor	There is no relationship in particular between NIPPON STEEL & SUMIKIN TEXENG. CO., LTD. and the Company.

17

(ii) Principal activities of outside directors and outside statutory auditors
Position	Name	Principal Activities
Outside Director	Yasuhisa Ueno
Attended 16 out of 18 meetings of the Board of Directors in fiscal 2013.  Mr. Ueno has been successful as manager in the retail industry for many years, is highly experienced and very knowledgeable, and has provided timely and appropriate advice and proposals with respect to management of the Company from the perspective of the retail industry.

Outside Statutory Auditor	Yoshitaka Murakami
Attended all 18 meetings of the Board of Directors and all 14 meetings of the Audit & Supervisory Board in fiscal 2013.  Mr. Murakami gave his opinion based on his great experience and deep knowledge of accounting and finance, and gave advice and made proposals to ensure the appropriateness and suitability of all decisions.

Outside Statutory Auditor	Masaru Sakurai
Attended all 18 meetings of the Board of Directors and all 14 meetings of the Audit & Supervisory Board in fiscal 2013.  Mr. Sakurai gave his opinion based on his great experience and deep knowledge of government administration, and gave advice and made proposals to ensure the appropriateness and suitability of all decisions.

Outside Statutory Auditor	Atsushi Toki
Attended 13 of the 18 meetings of the Board of Directors and 11 of the 14 meetings of the Audit & Supervisory Board in fiscal 2013.  Mr. Toki principally gave his opinion from the perspective of his legal expertise, and gave advice and made proposals to ensure the appropriateness and suitability of all decisions.

(iii) Outline of limitation of liability agreements
The Company’s current Articles of Incorporation provide that, under Article 427 of the Companies Act, the Company can enter into an agreement limiting the liability to the Company for damages with its outside directors.  On this basis, the Company has entered into limitation of liability agreements with its outside director Yasuhisa Ueno, and its outside statutory auditors Yoshitaka Murakami, Masaru Sakurai, Yoshirou Yamamoto, and Atsushi Toki, pursuant to Article 29 and Article 37 of the Company’s Articles of Incorporation.
The outline of the content thereof is as follows.
・
The amount of liability for damage to the Company due to an act provided in Article 423, paragraph (1) of the Companies Act will be limited to the statutory maximum, as long as the act was without knowledge and there was no gross negligence on the part of the director, with respect to his duties.

18

3.         Independent Auditor
(1)	Name of independent auditor Deloitte Touche Tohmatsu LLC

(2)	Amount of Remuneration, etc.
Amount of Remuneration, etc.
(i)	Amount of remuneration, etc. for services provided in Article 2, paragraph (1) of the Certified Public Accountants Act (auditing and attesting services)	103 million yen
(ii)	Total amount of money and other financial benefits payable by the Company and its subsidiaries	228 million yen
(Notes)	1.
Since no distinction is made between remuneration for audit services rendered pursuant to the Companies Act and for audit services rendered pursuant to the Financial Instruments and Exchange Act under the audit agreement between the Company and the independent auditor, the amount in (i) above also includes remuneration, etc. for audit services under the Financial Instruments and Exchange Act.

2.	Of the Company’s major subsidiaries, Tokutei Mokuteki Kaisha MAPJ is audited by a different independent auditor.

(3)	Description of Non-auditing Services
In addition to services under Article 2, paragraph (1) of the Certified Public Accountants Act, the Company paid the independent auditor consideration for the preparation of comfort letters in connection with the issuance of corporate bonds.

(4)	Policy on Dismissal and Non-reappointment of Independent Auditor
The Audit and Supervisory Board will dismiss the independent auditor if it determines the independent auditor to have fallen under each item of Article 340, paragraph (1) of the Companies Act.  When the Board of Directors determines it necessary, the Board of Directors may, upon obtaining the consent of the Audit and Supervisory Board or pursuant to a request by the Audit and Supervisory Board, make the dismissal or non-reappointment of the independent auditor an agenda item at a general meeting of shareholders.

19

4.  System to Ensure the Appropriateness of Business Activities
The following resolutions have been passed with respect to systems to ensure that directors execute their duties in compliance with laws, regulations, and the Articles of Incorporation, and to ensure other business operations of the Company as a stock company are performed appropriately.

Purpose
The basic policy of the company is to create an internal control system to be implemented by the directors that explicitly sets forth the basic policies to be followed by directors, pursuant to Article 362, paragraph (5) of the Companies Act, and provide the general principles with respect to each of the terms and conditions required to maintain such system, provided in Article 100 of the Ordinance for Enforcement of the Companies Act.
The creation of an internal control system pursuant to the basic policy should be carried out as soon as possible and the Company shall aim to improve such internal control system through constant revision.  In this way we will aim to maintain a corporate structure that is efficient and complies with the law.

(1)	System to ensure that directors execute their duties in accordance with laws, regulations, and the Articles of Incorporation
(Article 362, paragraph (4), item (vi) of the Companies Act)
In order for the overall business operations of the Company to be performed appropriately and soundly, with the goal of further enhancing corporate governance, the Board of Directors shall strive to create a viable internal control system and establish a compliance system to ensure company-wide compliance with laws, regulations, and the Articles of Incorporation.  The Audit and Supervisory Board shall audit the effectiveness and functioning of such internal control system, and strive to ensure the early detection of problems and the improvement of accuracy.

(2)	System for the retention and management of information regarding performance of the duties of directors
(Article 100, paragraph (1), item (i) of the Ordinance for Enforcement of the Companies Act)
(i)
Information with respect to the performance of directors’ duties (such as minutes of meetings of the Board of Directors, documents requesting approval, and documents granting approval) shall be set forth in documents, and retained and managed pursuant to the Company’s Document Management Regulations and other internal regulations.

(ii)	The Company shall implement a system to ensure that any director or statutory auditor may promptly view the aforementioned information if they ask to do so.

(3)	Regulations or other systems concerning the management of risk of loss
(Article 100, paragraph (1), item (ii) of the Ordinance for Enforcement of the Companies Act)
(i)
The Company shall manage risk by setting forth Risk Management Regulations and Regulations Concerning Management of Risk of Loss.  The Company shall also perform comprehensive management of risks through the Risk Management Committee and the Corporate Risk Management Office of the Corporate Planning Department, and work to prevent risks from materializing and minimize the effect on the Company when risks become apparent.  Moreover, when it is clear that risks requiring action have materialized or are likely to materialize, the Company shall work to respond rapidly and restore corporate functions as soon as possible, pursuant to the Risk Management Regulations.

(ii)
To this end, the Company shall conduct periodic internal education and training for people working with the Risk Management Regulations, Regulations Concerning Management of Risk of Loss and Crisis Management Regulations, and the Board of Directors shall periodically examine the regulations and issue revisions and improvements.  In this way, the Company shall strive to maintain its risk management systems.

(iii)
We shall strive to ensure the stability of our management base in the event of a large-scale disaster or other emergency.  To this end, we have prepared countermeasures to ensure the continuity of critical operations and reduce the risk of operational interruption as much as possible.

(4)	System to ensure that directors’ duties will be performed in an efficient manner
(Article 100, paragraph (1), item (iii) of the Ordinance for Enforcement of the Companies Act)
(i)	To ensure that directors perform their duties appropriately, the Board of Directors shall operate in accordance with the Board of Directors Regulations.
(ii)
To ensure that business activities of the divisions under his or her control or responsibility are performed efficiently, each director shall carry out appropriate management and supervision thereof in accordance with the Organizational and Segregation of Duties Regulations.

20

(5)	System for ensuring that employees will execute their duties in compliance with laws and regulations as well as the Articles of Incorporation
(Article 100, paragraph (1), item (iv) of the Ordinance for Enforcement of the Companies Act)
(i)
The Compliance Committee and Compliance Department shall take the lead in conducting periodical internal training to ensure employees have thorough knowledge of various regulations and compliance systems of the Company so that employees perform their duties in accordance with laws, regulations, the Articles of Incorporation, and internal regulations such as the Compliance Regulations.

(ii)
If a violation of any law, regulation, or company regulation, etc. is discovered, a report shall be made to the compliance consultation desk.  When a report is made, the Compliance Committee shall make a report to the Board of Directors and the Audit and Supervisory Board without delay, and aim to resolve the issue as quickly as possible.

(iii)
To prevent damage by antisocial forces that threaten public order and safety, the Company declares in its Action Guidelines that it will not be daunted by the antisocial force, that it will stand up for what is just, and that it shall take thorough steps to ensure that all employees comply with these Action Guidelines.  Led by the General Affairs Department, the Company will stand firm against improper demands, etc. by antisocial forces through participation in the Tokubouren (an association set up within the Tokyo Metropolitan Police Department to prevent violence) and cooperation with related agencies such as the police.

(6)	Systems to ensure the appropriateness of business operations in the corporate group comprising the Company, its parent company, and the subsidiaries thereof
(Article 100, paragraph (1), item (v) of the Ordinance for Enforcement of the Companies Act)
(i)
For various internal issues and internal control matters associated with material risks, we shall strive to ensure that business operations are carried out appropriately by monitoring the operations of group companies under the Affiliated Company Regulations, which are administered primarily by the Group Strategy Office of the Corporate Planning Department, and by information-sharing with the management divisions of Group companies.  The Company’s Internal Audit Office also coordinates with the audit divisions of each group company, and as necessary performs audits and monitors whether business operations are being conducted appropriately.

(ii)
We shall set-up an Internal Group Hotline to receive reports in the event that a violation of any law, regulation, the Articles of Incorporation, or an internal regulation is discovered.  The hotline aims to play a useful role in the fast resolution of such violations and to ensure the appropriateness of business operations in the Credit Saison Group.

(7)	Matters related to employees in cases where a statutory auditor requests that an employee should be assigned to assist his/her duties
(Article 100, paragraph (3), item (i) of the Ordinance for Enforcement of the Companies Act)
(i)	The Audit and Supervisory Board Members’ Secretariat shall assist statutory auditors in their duties.
(ii)	The specific personnel and duties of the Audit and Supervisory Board Members’ Secretariat shall be determined through consultation with the Audit and Supervisory Board.

(8)	Matters related to independence from directors of the employee set forth in the preceding item
(Article 100, paragraph (3), item (ii) of the Ordinance for Enforcement of the Companies Act)
(i)	Personnel of the Audit and Supervisory Board Members’ Secretariat shall require the consent of the Audit and Supervisory Board.
(ii)
The personnel of the Audit and Supervisory Board Members’ Secretariat shall not concurrently engage in duties pertaining to the performance of business operations of the Company other than internal audit duties.

(9)	System of reporting from directors and employees to statutory auditors, and any other system for reporting to statutory auditors
(Article 100, paragraph (3), item (iii) of the Ordinance for Enforcement of the Companies Act)
(i)
Directors and employees shall report to the Audit and Supervisory Board without delay if, with respect to the performance of their duties, they come to know of any material violation of a law, regulation, or the Articles of Incorporation, or an improper act, or facts that could cause significant damage to the Company.

(ii)
Directors and employees must report through the office organization to the Audit and Supervisory Committee without delay in the event of any decision, incident, accident, or business trouble, etc. that could have a material impact on the Company’s business or organization, as well as the results of internal audits that have been conducted.

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(10)	Other systems to ensure that auditing by statutory auditors will be conducted in an efficient manner
(Article 100, paragraph (3), item (iv) of the Ordinance for Enforcement of the Companies Act)
(i)
Statutory auditors shall attend meetings of significant boards and committees to ensure that they understand what material decisions are being made and the status of the execution of business, and as necessary may request investigations and reports.

(ii)	As necessary, the Audit and Supervisory Committee shall exchange opinions with the President and CEO and hold periodic opinion exchange sessions with the independent auditor.
(iii)
In order to facilitate the thorough sharing of information with the Audit and Supervisory Committee, statutory auditors shall work to coordinate with the Corporate Planning Department, the Corporate Risk Management Office of the Corporate Planning Department, the Compliance Department, and the Internal Audit Office.

(Note)	Amounts of less than one million yen or numbers of shares less than one thousand shares listed in this Business Report are rounded down.

22

Consolidated Balance Sheet
(As of March 31, 2014)

(Millions of yen)
Assets		Liabilities
Account item	Amount	Account item	Amount
Current assets	1,775,699	Current liabilities	885,228
Cash and deposits	52,742	Notes and accounts payable – trade	273,444
Account receivable – installment	1,396,495	Short-term loans payable	199,160
Lease investment assets	225,333	Current portion of long-term loans payable	160,010
Other trade receivables	570	Current portion of bonds	60,225
Operational investment securities	18,979	Commercial papers	115,000
Real estate for sale	83,212	Current portion of long-term loans payable under credit fluidity	7,493
Purchased receivables	9,818	Lease obligations	1,270
Other inventories	1,403	Income taxes payable	11,756
Deferred tax assets	10,753	Provision for bonuses	2,062
Short-term loans receivable	6,480	Provision for directors’ bonuses	147
Other	21,588	Provision for loss on interest repayment	10,436
Allowance for doubtful accounts	(51,677)	Allowance for losses on collecting gift tickets	167
		Deferred installment income	6,835
Non-current assets	509,800	Other	37,217
Property, plant and equipment	62,833	Non-current liabilities	977,885
Buildings, net	21,926	Bonds payable	215,212
Land	30,507	Long-term loans payable	660,164
Leased assets, net	3,789	Lease obligations	2,204
Construction in progress	1,096	Provision for directors’ retirement benefits	82
Other, net	5,513	Provision for loss on guarantees	4,296
Intangible assets	138,941	Allowance for losses on warranty of defects	18
Leasehold right	970	Provision for point card certificates	77,390
Software	9,260	Provision for loss on interest repayment	9,263
Leased assets	537	Asset retirement obligations	821
Software in progress	127,880	Other	8,430
Other	291	Total liabilities	1,863,113
Investments and other assets	308,025	Net assets
Investment securities	130,401	Shareholders’ equity	392,585
Long-term loans receivable	11,206	Capital stock	75,929
Guarantee deposits	4,966	Capital surplus	84,838
Liquidation business assets	104,078	Retained earnings	237,941
Deferred tax assets	64,721	Treasury shares	(6,123)
Other	3,354	Accumulated other comprehensive income	26,852
Allowance for doubtful accounts	(10,704)	Valuation difference on available-for-sale securities	28,054
		Deferred gains or losses on hedges	(1,201)
Deferred assets	599	Subscription rights to shares	0
Bond issuance cost	599	Minority interests	3,548
		Total net assets	422,986
Total assets	2,286,099	Total liabilities and net assets	2,286,099
Note: Amounts of less than one million yen are omitted.

23

Consolidated Statement of Income
(From April 1, 2013 to March 31, 2014)

(Millions of yen)
Account item	Amount
Operating revenue
Income from the credit service business		188,251
Income from the lease business		14,241
Income from the finance business		19,113
Income from the real estate-related business
Revenue from the real estate-related business	43,625
Cost of the real estate-related business	31,020	12,605
Income from the entertainment business
Revenue from the entertainment business	71,343
Cost of the entertainment business	58,337	13,005
Financial revenue		360
Total operating revenue		247,577
Operating expenses
Selling, general and administrative expenses		197,852
Financial expenses		13,388
Total operating expenses		211,241
Operating income		36,336
Non-operating income		10,138
Non-operating expenses		2,048
Ordinary income		44,426
Extraordinary income
Compensation income for expropriation	564
Gain on sales of shares of subsidiaries and associates	91
Gain on sales of non-current assets	2
Gain on sales of investment securities	0
Other	11	669
Extraordinary losses
Impairment loss	500
Loss on disposal of non-current assets	393
Loss on closing of stores	148
Loss on valuation of investments in capital of subsidiaries and associates	11
Loss on valuation of investment securities	2
Other	36	1,092
Income before income taxes and minority interests		44,003
Income taxes – current	18,094
Income taxes – deferred	226	18,320
Income before minority interests		25,683
Minority interests in income		113
Net income		25,569
Note: Amounts of less than one million yen are omitted.

24

Consolidated Statement of Changes in Net Assets
(From April 1, 2013 to March 31, 2014)

(Millions of yen)
	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at beginning of current period	75,929	84,838	217,882	(6,118)	372,531
Changes of items during period
Dividends of surplus			(5,511)		(5,511)
Net income			25,569		25,569
Purchase of treasury shares				(5)	(5)
Disposal of treasury shares		(0)		0	0
Net changes of items other than shareholders’ equity
Total changes of items during period	－	(0)	20,058	(4)	20,053
Balance at end of current period	75,929	84,838	237,941	(6,123)	392,585

	Accumulated other comprehensive income
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total accumulated other comprehensive income	Subscription rights to shares	Minority interests	Total net assets
Balance at beginning of current period	20,391	(1,496)	18,894	0	3,442	394,868
Changes of items during period
Dividends of surplus						(5,511)
Net income						25,569
Purchase of treasury shares						(5)
Disposal of treasury shares						0
Net changes of items other than shareholders’ equity	7,662	295	7,957	－	106	8,064
Total changes of items during period	7,662	295	7,957	－	106	28,117
Balance at end of current period	28,054	(1,201)	26,852	0	3,548	422,986
Note: Amounts of less than one million yen are omitted.

25

Non-consolidated Balance Sheet
(As of March 31, 2014)

(Millions of yen)
Assets		Liabilities
Account item	Amount	Account item	Amount
Current assets	1,805,055	Current liabilities	868,502
Cash and deposits	39,844	Notes payable – trade	1
Account receivable – installment	1,308,516	Accounts payable – trade	273,093
Lease investment assets	225,448	Short-term loans payable	198,960
Operational investment securities	18,979	Current portion of long-term loans payable	155,520
Merchandise	113	Current portion of bonds	60,000
Supplies	1,199	Commercial papers	115,000
Prepaid expenses	785	Current portion of long-term loans payable under credit fluidity	7,493
Deferred tax assets	9,146	Lease obligations	892
Short-term loans receivable from subsidiaries and associates	220,831	Accounts payable – other	4,426
Account receivable – other	13,911	Accrued expenses	16,282
Other	4,750	Income taxes payable	11,045
Allowance for doubtful accounts	(38,471)	Deposits received	5,561
		Unearned revenue	507

Non-current assets	394,804	Provision for bonuses	1,348
Property, plant and equipment	17,413	Provision for directors’ bonuses	120
Buildings, net	6,211	Provision for loss on interest repayment	9,823
Vehicles, net	0	Allowance for losses on collecting gift tickets	167
Equipment, net	1,677	Deferred installment income	6,835
Land	6,904	Other	1,421
Leased assets, net	2,476	Non-current liabilities	964,148
Construction in progress	143	Bonds payable	215,000
Intangible assets	71,727	Long-term loans payable	654,359
Leasehold right	14	Lease obligations	1,775
Software	4,901	Provision for loss on guarantees	4,198
Leased assets	537	Provision for point card certificates	77,390
Software in progress	66,029	Provision for loss on interest repayment	8,267
Other	244	Guarantee deposits received	637
		Other	2,520
		Total liabilities	1,832,651
Investments and other assets	305,663	Net assets
Investment securities	68,757	Shareholders’ equity	349,883
Shares of subsidiaries and associates	51,557	Capital stock	75,929
Investments in capital	0	Capital surplus	84,386
Investments in capital of subsidiaries and associates	65	Legal capital surplus	82,497
Long-term loans receivable	10,000	Other capital surplus	1,889
Long-term loans receivable from subsidiaries and associates	176,906	Retained earnings	195,406
Long-term prepaid expenses	2,003	Legal retained earnings	3,020
Guarantee deposits	1,617	Other retained earnings	192,386
Deferred tax assets	61,506	General reserve	143,455
Other	1,085	Retained earnings brought forward	48,931
Allowance for doubtful accounts	(67,837)	Treasury shares	(5,838)
		Valuation and translation adjustments	17,924
Deferred assets	599	Valuation difference on available-for-sale securities	19,125
Bond issuance cost	599	Deferred gains or losses on hedges	(1,201)
		Total net assets	367,808
Total assets	2,200,459	Total liabilities and net assets	2,200,459
(Note) Amounts of less than one million yen are omitted.

26

Non-consolidated Statement of Income
(From April 1, 2013 to March 31, 2014)

(Millions of yen)
Account item	Amount
Operating revenue
Income from the credit service business
Revenue from credit card business	104,915
Credit card cashing revenue	33,803
Loan certificates revenue	1,697
Business agency revenue	21,643
Income from the credit-related revenue	7,879	169,938
Income from the lease business revenue		14,271
Income from the finance business
Revenue from credit guarantee	12,309
Finance related revenue	3,097	15,407
Income from the real estate related business
Revenue from the real estate related business	19
Cost of the real estate related business	4	14
Financial revenue		6,241
Total operating revenue		205,873
Operating expenses
Selling, general and administrative expenses		160,927
Financial expenses
Interest expenses	13,998
Other	1,121	15,119
Total operating expenses		176,046
Operating income		29,826
Non-operating income		5,133
Non-operating expenses		87
Ordinary income		34,872
Extraordinary income
Gain on sales of shares of subsidiaries and associates	91
Gain on sales of investment securities	0	91
Extraordinary losses
Loss on disposal of non-current assets	40
Loss on valuation of investments in capital of subsidiaries and associates	11
Loss on valuation of investment securities	2	54
Income before income taxes		34,909
Income taxes – current	16,752
Income taxes – deferred	(480)	16,271
Net income		18,637
Note: Amounts of less than one million yen are omitted.

27

Non-consolidated Statement of Changes in Net Assets
(From April 1, 2013 to March 31, 2014)

(Millions of yen)

	Shareholders’ equity
	Capital stock	Capital surplus			Retained earnings
		Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings		Total retained earnings	Treasury shares	Total shareholders’ equity
						General reserve	Retained earnings brought forward
Balance at beginning of current period	75,929	82,497	1,889	84,386	3,020	143,455	35,804	182,279	(5,833)	336,762
Changes of items during period
Dividends of surplus							(5,511)	(5,511)	－	(5,511)
Net income							18,637	18,637	－	18,637
Purchase of treasury shares									(5)	(5)
Disposal of treasury shares			(0)	(0)					0	0
Net changes of items other than shareholders’ equity
Total changes of items during period	－	－	(0)	(0)	－	－	13,126	13,126	(4)	13,121
Balance at end of current period	75,929	82,497	1,889	84,386	3,020	143,455	48,931	195,406	(5,838)	349,883

	Valuation and translation adjustments			Total net assets
	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments
Balance at beginning of current period	13,936	(1,496)	12,439	349,202
Changes of items during period
Dividends of surplus				(5,511)
Net income				18,637
Purchase of treasury shares				(5)
Disposal of treasury shares				0
Net changes of items other than shareholders’ equity	5,189	295	5,484	5,484
Total changes of items during period	5,189	295	5,484	18,606
Balance at end of current period	19,125	(1,201)	17,924	367,808
Note: Amounts of less than one million yen are omitted.

28

Accounting Auditor’s Audit Report on Consolidated Financial Statements

Independent Auditors’ Audit Report

May 12, 2014
To:          The Board of Directors of Credit Saison Co., Ltd.

Deloitte Touche Tohmatsu LLC

Masahiko Inoue [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Tetsuya Ishii [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Dai Yamamoto [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

We have audited the consolidated financial statements of Credit Saison Co., Ltd. for the consolidated fiscal year (April 1, 2013 through March 31, 2014), which included the consolidated balance sheet, consolidated statements of income, consolidated statement of changes in net assets and consolidated notes for the purpose of reporting under the provisions of Article 444, paragraph (4) of the Companies Act of Japan.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and method of application thereof by management and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Credit Saison Co., Ltd. and its consolidated subsidiaries as of March 31, 2014, and the consolidated results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in Japan.

Conflicts of Interest
We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

End of Document

30

Accounting Auditor’s Audit Report on Non-consolidated Financial Statements

Independent Auditors’ Audit Report

May 12, 2014
To:         The Board of Directors of Credit Saison Co., Ltd.

Deloitte Touche Tohmatsu LLC

Masahiko Inoue [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Tetsuya Ishii [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

Dai Yamamoto [Seal]
Designated Limited Liability Partner and
Engagement Partner
Certified Public Accountant

We have audited the non-consolidated financial statements of Credit Saison Co., Ltd. for the 64th fiscal year (April 1, 2013 through March 31, 2014), which included the non-consolidated balance sheet, non-consolidated statements of income, non-consolidated statement of changes in net assets, notes and detailed statements thereof for the purpose of reporting under the provisions of Article 436, paragraph (2), item (i) of the Companies Act of Japan.

Management’s Responsibility for the Non-consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these non-consolidated financial statements and detailed statements thereof in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation and fair presentation of the non-consolidated financial statements and detailed statements thereof that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these non-consolidated financial statements and detailed statements thereof based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and detailed statements thereof are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and detailed statements thereof. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and detailed statements thereof, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and detailed statements thereof in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and method of application thereof by management and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and detailed statements thereof.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion
In our opinion, the non-consolidated financial statements and detailed statements thereof referred to above present fairly, in all material respects, the non-consolidated financial position of Credit Saison Co., Ltd. as of March 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in Japan.

Conflicts of Interest
We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

End of Document

32

Audit & Supervisory Board’s Audit Report

Audit Report

This audit report was prepared by the Audit & Supervisory Board of Credit Saison Co., Ltd. (the “Company”) after deliberation, based on audit reports prepared by each audit & supervisory board member, concerning the performance of duties by each director during the 64th fiscal year (April 1, 2013 through March 31, 2014). We hereby report as follows.

1.     Methods and Contents of Audit by Audit & Supervisory Board Members and the Audit & Supervisory Board

In addition to establishing audit policies and audit plans, and receiving reports from each audit & supervisory board member on the status and results of the audit, the Audit & Supervisory Board received reports from directors and the accounting auditor on the status of performance of their duties and requested further explanations as deemed necessary.

In compliance with the standards for audit by audit & supervisory board members established by the Audit & Supervisory Board, pursuant to the audit policies and audit plans, each audit & supervisory board member worked to collect information and improve the audit environment while communicating with directors, the internal audit division and employees. Each audit & supervisory board member also attended meetings of the Board of Directors and other important meetings, received reports from directors and employees on the status of performance of their duties, requested further explanations as deemed necessary, reviewed important approval documents, and inspected the state of business operations and assets at the head office and other important branch offices.

In addition, we received reports on the system to ensure compliance with applicable laws and regulations and the Articles of Incorporation by directors in performing their duties, as well as the contents of resolutions of the meetings of the Board of Directors with respect to the system as defined in Article 100, paragraphs (1) and (3) of the Ordinance for Enforcement of the Companies Act of Japan (internal control system) that has been developed based on such resolutions, which are necessary to ensure proper operation of the Company, and we requested further explanations as deemed necessary and expressed an opinion.

With respect to subsidiaries, we communicated with and exchanged information with directors and statutory auditors of the subsidiaries, received business reports from subsidiaries as deemed necessary.

Based on the above methods, we reviewed the business report and its supporting schedules for the fiscal year.

In addition, we monitored and reviewed whether the accounting auditor maintained its independence and conducted the audit properly, received reports from the accounting auditor on the status of performance of its duties, and requested further explanations as deemed necessary. Furthermore, we were informed by the accounting auditor that it has established a “system to ensure the appropriate execution of duties” (Shokumu no Suikou ga Tekisetsu ni Okonawareru Koto wo Kakuho Suru Tameno Taisei) (Matters as defined in each item of Article 131 of the Company Accounting Regulations) pursuant to the “Quality Control Standards for Audits” (Kansa ni Kansuru Hinshitsu Kanri Kijun) (Business Accounting Council, October 28, 2005), and requested explanations as deemed necessary.

Based on the above methods, we reviewed the financial statements for the fiscal year (the balance sheet, statements of income, statement of changes in net assets and non-consolidated notes) as well as detailed statements thereof, and the consolidated financial statements (the consolidated balance sheet, consolidated statements of income, consolidated statement of changes in net assets and consolidated notes).

33

2.	Results of Audit
(1)	Results of audit of the business report
(i)
The business report and its supporting schedules of the Company fairly present the financial conditions of the Company in conformity with applicable laws and regulations and the Articles of Incorporation of the Company.

(ii) No misconduct or violation of applicable laws or regulations or the Articles of Incorporation of the Company was found with respect to the directors’ performance of their duties.
(iii)
Resolutions of the meetings of the Board of Directors with respect to the internal control system are appropriate. In addition, there are no matters to be noted regarding the execution of duties by directors with respect to the internal control system.

(2)	Results of audit of the financial statements and detailed statements thereof
The methods and results of audit performed by Deloitte Touche Tohmatsu LLC, the accounting auditor of the Company, are appropriate.
(3)	Results of audit of the consolidated financial statements
The methods and results of audit performed by Deloitte Touche Tohmatsu LLC, the accounting auditor of the Company, are appropriate.
May 13, 2014

Audit & Supervisory Board of
Credit Saison Co., Ltd.

Yoshitaka Murakami [Seal]
Standing Audit & Supervisory Board Member
(External)

Masaru Sakurai
Standing Audit & Supervisory Board Member
(External)

Yoshirou Yamamoto
Audit & Supervisory Board Member

Atsushi Toki
Audit & Supervisory Board Member
(External)

End of Document

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